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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CRA INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CRA INTERNATIONAL, INC.
Notice of Special Meeting in lieu of Annual Meeting of Shareholders to be held on July 20, 2016

        CRA International, Inc. hereby gives notice that it will hold a special meeting of shareholders in lieu of an annual meeting of shareholders at its offices in the John Hancock Tower, 200 Clarendon Street, 10th Floor, Boston, Massachusetts on Wednesday, July 20, 2016, beginning at 8:00 A.M., local time, for the following purposes:

  1.
  To consider and vote upon the election of three Class III directors;

  2.
  To conduct an advisory vote to approve our executive compensation;

  3.
  To ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2016; and

  4.
  To transact such further business as may properly come before the special meeting or any adjournment thereof.

        Our board of directors has fixed the close of business on Wednesday, May 11, 2016 as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, the special meeting and any adjournment thereof. Only shareholders of record on May 11, 2016 are entitled to receive notice of, and to vote at, the special meeting or any adjournment thereof.

By order of the board of directors,
Peter M. Rosenblum Secretary

Boston, Massachusetts
April 29, 2016

YOUR VOTE IS IMPORTANT
Please sign and return the enclosed proxy, whether or not you plan to attend the special meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF SHAREHOLDERS IN LIEU OF ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON JULY 20, 2016:

The Proxy Statement and 2015 Annual Report to Shareholders
will be, on or prior to May 24, 2016, available at http://www.crai.com/proxy

CRA INTERNATIONAL, INC.
200 Clarendon Street
Boston, Massachusetts 02116
(617) 425-3000

PROXY STATEMENT
SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS
to be held on July 20, 2016

        This proxy statement relates to the special meeting of shareholders in lieu of the 2016 annual meeting of shareholders of CRA International, Inc. The special meeting will take place at our Boston offices as follows:

Date:	July 20, 2016
Time:	8:00 a.m.
Place:	CRA International, Inc. John Hancock Tower 200 Clarendon Street 10th Floor Boston, Massachusetts

        Our board of directors is soliciting proxies for the special meeting and any and all adjournments of the special meeting. The shares represented by your properly signed proxy will be voted in accordance with your directions. If you are a registered holder and do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered. You may revoke your proxy at any time before it has been exercised.

        We are mailing this proxy statement and the enclosed form of proxy to shareholders on or about May 24, 2016.

PROXY STATEMENT

SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

Purpose of the special meeting

        At the special meeting, we will submit the following proposals to our shareholders:

        Proposal One:    To elect three Class III directors to a three-year term;

        Proposal Two:    To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures); and

        Proposal Three:    To ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2016.

        Our board of directors does not intend to present to the special meeting any business other than the proposals described in this proxy statement. Our board of directors was not aware, a reasonable time before mailing this proxy statement to our shareholders, of any other business that properly may be presented for action at the special meeting. If any other business should come before the special meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

        Our board of directors has fixed the close of business on Wednesday, May 11, 2016 as the record date for the special meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of the special meeting and to vote at the special meeting. At the close of business on Monday, April 25, 2016, 8,966,780 shares of our common stock were issued and outstanding. After May 11, 2016, a list of the shareholders entitled to notice of the special meeting will be available for inspection by any shareholder at our principal office at 200 Clarendon Street, T-9, Boston, Massachusetts.

Quorum

        Our by-laws provide that a quorum at the special meeting consists of a majority in interest of all shares of our common stock issued, outstanding and entitled to vote at the special meeting. Shares of our common stock represented by a properly signed and returned proxy will be treated as present at the special meeting for purposes of determining the existence of a quorum at the special meeting. In general, votes withheld from any nominee for election as director, abstentions, if applicable, and broker "non-votes," if applicable, are counted as present or represented for purposes of determining the existence of a quorum at the special meeting. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power, and has not received instructions from the beneficial owner, with respect to the proposal.

Vote required; tabulation of votes; revocation of proxy

        A plurality of the votes properly cast at the special meeting will be necessary to elect the three Class III directors to a three-year term. A majority of the votes properly cast at the special meeting will be necessary to approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, and to ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2016. Abstentions and broker "non-votes" will not be considered when determining whether or not the necessary proportion of votes properly cast at the special meeting on any proposal was achieved. If you are a registered shareholder and you return an executed proxy with specific instruction on how to vote, the designated proxies will vote according to your instructions. However, if you are a registered shareholder and you return an executed proxy without specific instructions on how to vote, the designated proxies will vote in accordance with the recommendations of our board of directors set forth in this proxy statement. You may revoke your proxy at any time before it has been exercised.

        Each share of our common stock outstanding on the record date will be entitled to cast one vote.

        Our transfer agent, Computershare, will tabulate the votes at the special meeting.

Solicitation of proxies

        Our board of directors is soliciting proxies for the special meeting and any and all adjournments of the special meeting. No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and other employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitations will be nominal, and we will pay all expenses incurred in connection with them.

Internet access to proxy materials

        The notice of special meeting, this proxy statement and our 2015 annual report to shareholders will be, on or prior to May 24, 2016, available on the Internet at http://www.crai.com/proxy. This website does not use "cookies" to track or identify visitors to the website.

Directions to our offices

        The special meeting will be held at our offices in the John Hancock Tower, 200 Clarendon Street, 10th Floor, Boston, Massachusetts. For those planning to attend the special meeting, directions to these offices are below.

  •
  From Logan International Airport:  Follow the signs to Boston through the Sumner Tunnel. Turn right up the entrance ramp onto Expressway I-93 North. Take the Storrow Drive exit on right. Follow Storrow Drive West and take the Copley Square exit on the left. Turn right at the set of lights onto Beacon Street. At the second set of lights, turn left onto Clarendon Street and proceed for five blocks.

  •
  From Points South via I-95 and I-93:  Follow I-95 North to Expressway I-93 North. Stay on I-93 through the tunnel and into the financial district. Take the Storrow Drive exit on the right. Follow Storrow Drive West and take the Copley Square exit on the left. Turn right at the set of lights onto Beacon Street. At the second set of lights, turn left onto Clarendon Street and proceed for five blocks.

  •
  From Western Massachusetts and Points South via the Mass. Pike:  Follow Mass. Pike (I-90) East to the Copley Square/Prudential Center exit 22. Follow the Copley Square exit and take the first left onto Dartmouth Street. Turn right onto Boylston Street. Turn right onto Clarendon Street.

  •
  From Points North via I-95 or I-93:  Follow I-95 South to I-93 South. Take exit 26, North Station/Storrow Drive. Follow Storrow Drive West and take the Copley Square exit on the left. Turn right at the set of lights onto Beacon Street. At the second set of lights, turn left onto Clarendon Street and proceed for five blocks.

  •
  From Public Transportation:  The public transportation locations nearest to our offices are Back Bay Station (Orange Line, Commuter Rail and Amtrak) and Copley Station (Green Line).

  •
  Parking:  There are several parking areas along Clarendon Street. There is an underground garage on the left between Boylston Street and St. James Avenue. There is a parking garage on the right one block past the John Hancock Tower on Clarendon Street. If those are full, proceed down Clarendon Street, take a right on Columbus Avenue, take a right on Dartmouth Street and there is an underground garage on the left at the Tent City building. Additional parking can be found at the Copley Place Mall.

 PROPOSAL ONE:
ELECTION OF DIRECTORS

        Proposal One concerns the election of three Class III directors.

        Our board of directors currently consists of eight directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of our shareholders (or any special meeting in lieu thereof). Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class III directors is expiring.

        Accordingly, our board of directors has nominated Paul Maleh, William Schleyer and Thomas Avery to serve as Class III directors for a three-year term. Our shareholders elected Messrs. Maleh and Schleyer as Class III directors at our annual meeting of shareholders in May 2013. The current terms of Messrs. Maleh and Schleyer will expire at the special meeting. Our other current Class III director, Thomas Robertson, is not standing for re-election and, accordingly, will not serve as one of our directors after his current term expires at the special meeting. Our board of directors has set the size of our board of directors, effective as of the completion of the director elections at the special meeting, at seven.

        Our board of directors appointed Thomas Avery as a Class II director on February 19, 2016. Mr. Avery would typically serve as a Class II director at least until the current term of our Class II directors expires at the 2018 annual meeting of our shareholders. However, with the cooperation of Mr. Avery, our board of directors wishes to afford our shareholders the opportunity to ratify Mr. Avery's appointment to our board of directors by voting upon his re-election to our board of directors at the special meeting, to serve as a Class III director. If Mr. Avery is not re-elected as a director at the special meeting, his term as a director will expire at the special meeting.

        Proxies will not be voted at the special meeting for more than three candidates.

        Messrs. Maleh, Schleyer and Avery have each agreed to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any of them is unable or declines to serve as a director at the time of the special meeting, proxies will be voted for another nominee designated by our board of directors at that time.

        Our board of directors recommends that you vote FOR the election of Messrs. Maleh, Schleyer and Avery.

CORPORATE GOVERNANCE

Overview

        In designing our corporate governance structure, we seek to identify and implement the practices that we believe will best serve the interests of our business and shareholders, including the practices mandated by the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the related rules of the Securities and Exchange Commission and the NASDAQ Stock Market. You can find our current corporate governance principles, including our code of business conduct and ethics, our statement of corporate governance guidelines, and the charters for the standing committees of our board of directors, through the Investor Relations page of our website at www.crai.com. Our code of business conduct and ethics applies not only to our principal executive officer, principal financial officer and principal accounting officer, but also to all of our other officers and employees, directors and outside consultants. Our code of business conduct and ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, fair dealing, proper use of our assets, confidentiality, health and safety, discrimination and harassment, accounting and record keeping, and the reporting of illegal or unethical behavior. We intend to continue to modify our policies and practices to address ongoing developments in the area of corporate governance, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act. We discuss many features of our corporate governance principles in other sections of this proxy statement. Some of the highlights of our corporate governance principles are the following:

  •
  Director and committee independence.  With the exception of Mr. Maleh, our president, chief executive officer and director, all of our directors (including those standing for re-election at the special meeting) are independent directors under the rules of the NASDAQ Stock Market. Our board of directors has determined that our independent directors under these rules are Drs. Holthausen, Moriarty and Robertson, Messrs. Avery, Concannon and Schleyer, and Ms. Hawthorne. Each member of our audit committee, nominating and corporate governance committee, and compensation committee meets the independence requirements of the NASDAQ Stock Market for membership on the committees on which he or she serves.

  •
  Separate chairman and chief executive officer.  We have a separate chairman of our board of directors, a non-executive position, and chief executive officer. Our chairman is an independent director.

  •
  Audit committee.  Our audit committee is directly responsible for appointing, determining the compensation of, evaluating and, when necessary, terminating our independent registered public accountants. Our independent registered public accountants report directly to our audit committee. Our board of directors has determined that it has at least two audit committee financial experts under the rules of the Securities and Exchange Commission. Our audit committee's prior approval is required for all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act) to be provided by our independent registered public accountants. The audit committee has delegated the authority to provide such pre-approval to its chairman if the chairman determines in good faith that the applicable services would not impair the independence of our independent registered public accountants. Our audit committee is responsible for reviewing and assessing the adequacy of its charter on an annual basis.

  •
  Compensation committee.  Our compensation committee is responsible for recommending to our board of directors our general compensation philosophy and policies and for reviewing and approving (or recommending to our board of directors for approval) the compensation of our executive officers and other members of our senior management. The compensation committee is also directly responsible for appointing, determining the compensation of, overseeing and evaluating the independence of our compensation consultants. Our compensation committee is responsible for reviewing and assessing the adequacy of its charter on an annual basis.

  •
  Committee authority.  Each of our audit committee, nominating and corporate governance committee, and compensation committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by us.

  •
  Whistleblower procedures.  Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers, employees and outside consultants of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Executive officers and directors

        Set forth below are the names and certain information with respect to each of our directors and executive officers as of April 25, 2016:

Name	Age	Position
Rowland Moriarty(1)(2)(3)	69	Chairman of the board
Paul Maleh(3)	52	Chief executive officer, president and director
Chad Holmes	43	Chief financial officer, executive vice president and treasurer
Arnold Lowenstein	62	Chief strategy officer and executive vice president
Thomas Avery(2)	62	Director
William Concannon(1)(3)(4)	60	Director
Nancy Hawthorne(1)(4)	65	Director
Robert Holthausen(4)	68	Director
Thomas Robertson(2)	73	Director
William Schleyer(2)	64	Director

(1)
Member of our nominating and corporate governance committee.

(2)
Member of our compensation committee.

(3)
Member of our executive committee.

(4)
Member of our audit committee.

        Our board of directors is divided into three classes. The term of one class of directors expires each year at the annual meeting of our shareholders (or any special meeting held in lieu thereof). Each director also continues to serve as a director until his or her successor is duly elected and qualified. Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among our directors and executive officers.

Backgrounds and qualifications of directors

        Below we have identified each of our directors by class. In addition, for each director we have included information regarding the director's business experience, as well as the director's particular experiences, qualifications, attributes and skills, that led our board of directors to conclude that the director should serve as a member of our board of directors.

Directors serving a term expiring at the 2016 special meeting (Class III directors)

        Paul Maleh, who joined us in 1989, has served as our president and chief executive officer and as a director since November 29, 2009. Mr. Maleh served as our chief operating officer from October

2008 through November 28, 2009, and as our executive vice president from October 2006 to November 28, 2009. From December 2006 to January 2009, he served as head of our finance platform. Mr. Maleh also directed our finance practice from 2000 to December 2006 and served as a vice president from 1999 to October 2006. Mr. Maleh received his M.B.A. from Northeastern University. As our chief executive officer, Mr. Maleh brings to our board of directors valuable leadership experience and a deep and thorough understanding of our business and operations, the day-to-day management of our business, and our industry as a whole.

        Thomas Robertson has served as a director since July 2009. From 2007 to 2014, Dr. Robertson was dean of the Wharton School and Reliance Professor of Management and Private Enterprise at the University of Pennsylvania. He now serves as a member of the Wharton faculty. From 2006 to 2007, Dr. Robertson was special assistant to Emory University's president on issues of international strategy and a founding director of the Institute for Developing Nations established jointly by Emory University and The Carter Center in fall 2006. From 1998 until 2007, Dr. Robertson was dean of Emory University's Goizueta Business School, and from 1994 until 1998 he was the Sainsbury Professor and chair of marketing and deputy dean of the London Business School. From 1971 to 1994, Dr. Robertson was a member of the faculty at the Wharton School. Dr. Robertson received his M.A. and Ph.D. in marketing from Northwestern University in 1966 and his B.A. from Wayne State University in 1963. He is a director and member of the audit committee of The Carlyle Group, L.P., a publicly-traded global asset management firm. He is also a Trustee of Singapore Management University. Dr. Robertson's position as a professor of management and private enterprise at the Wharton School puts him in touch with the leading edge of business methods and thinking, which he applies to the issues we face, and allows him to provide our board of directors with invaluable insights and advice regarding strategic and management issues. Our board of directors also benefits from Dr. Robertson's extensive background in and knowledge of consumer services and academia. Dr. Robertson's term as a director will expire at the special meeting, and he is not standing for re-election as a director at the special meeting.

        William Schleyer has served as a director since January 2008. Mr. Schleyer served as chairman and chief executive officer of Adelphia Communications Corporation from March 2003 until it emerged from bankruptcy in February 2007. Adelphia was already involved in bankruptcy proceedings at the time Mr. Schleyer became its chairman and chief executive officer. Prior to joining Adelphia, Mr. Schleyer was president and chief executive officer of AT&T Broadband from October 2001 until February 2003 and a principal in Pilot House Ventures, a telecommunications venture capital company, from 1997 to 2001. From 1978 to 1997, Mr. Schleyer served in various positions at Continental Cablevision Corporation, including as its president and chief operating officer from 1993 to 1997. Mr. Schleyer received his M.B.A. from Harvard University in 1977 and his B.S. in mechanical engineering from Drexel University in 1973. Mr. Schleyer served as a director of Rogers Communications, a diversified Canadian communications and media company, from August 1998 until January 2013. Our board of directors benefits from the viewpoint Mr. Schleyer brings as a veteran business executive with experience at the most senior levels across a diverse spectrum of companies, as well as an extensive background in and knowledge of consumer services. Mr. Schleyer also brings extensive insight into corporate governance matters, derived from serving as a director for a number of other companies.

Directors serving a term expiring at the 2017 annual meeting (Class I directors)

        Rowland T. Moriarty has served as a director since 1986 and as chairman of our board of directors, a non-executive position, since May 2002. From December 1992 until May 2002, Dr. Moriarty served as vice chairman of our board of directors. Dr. Moriarty has been the chief executive officer of Cubex Corporation, an international marketing consulting firm, since 1992. Dr. Moriarty was a professor at Harvard Business School from 1981 to 1992. He received his M.B.A. from the Wharton School in 1970 and his D.B.A. from Harvard University in 1980. He is a director of Staples, Inc.,

WEX, Inc. and Virtusa Corporation, and was a director at Trammell Crow Company from 1997 to 2006. The extensive experience, knowledge and perspective Dr. Moriarty has gained across a broad spectrum of industries as a director of these publicly-traded companies, and as an international marketing consultant and a professor of marketing, are significant assets to our board of directors. Dr. Moriarty's long-standing relationship with us has given him an intimate institutional knowledge of our business, and he has been providing invaluable leadership and guidance to our board of directors for many years.

        William Concannon has served as a director since June 2000. Mr. Concannon has served as chief executive officer of Global Workplace Solutions of CBRE, Inc., a global commercial real estate firm, since September 2015. He served as chief executive officer of Global Corporate Services of CBRE from July 2012 until September 2015, as president of Global Corporate Services of CBRE from August 2009 until July 2012, and as vice chairman of Global Corporate Services of CBRE from 2006 until August 2009. Mr. Concannon was the first real estate professional inducted into the International Association of Outsourcing Professionals' Outsourcing Hall of Fame. Mr. Concannon served as vice chairman, from June 2003, and as director, from 1991, of Trammell Crow Company, a diversified commercial real estate firm, until its acquisition by CB Richard Ellis in December 2006. Mr. Concannon received his B.S. in accounting from Providence College in 1977, where he also served on the board of trustees from 2002 until 2010. Our board of directors benefits from Mr. Concannon's wealth of experience as a senior business executive, his diverse knowledge of business management, his keen perspectives on a wide range of business issues, his deep knowledge of professional services, and his insights derived from having led business services at a large corporation and otherwise being a recognized leader in the business community.

Directors serving a term expiring at the 2018 annual meeting (Class II directors)

        Thomas Avery has served as a director since February 2016. Mr. Avery served as a managing director at Raymond James & Associates from August 2000 to December 2014. Prior to joining Raymond James, Mr. Avery was head of the investment banking group and co-head of the equity capital markets division at Interstate/Johnson-Lane from 1995 to 2000, a general partner at Noro-Moseley Partners from 1989 to 1995, and a general partner at Summit Partners from 1984 to 1989. From 1977 to 1984, Mr. Avery served as senior vice president of The Robinson-Humphrey Company. Mr. Avery has served on the board of directors of Cicero, Inc. since July 2015. He also serves as a director of KIPP Metro Atlanta, a charter school organization serving low-income minority children in Atlanta, Georgia. Mr. Avery has a B.S. in industrial management from the Georgia Institute of Technology and an M.B.A. from Harvard Business School. Our board of directors values Mr. Avery's significant investment banking and venture capital experience, as well as his deep understanding of the professional services industry. If re-elected as a director at the special meeting, Mr. Avery will become a Class III director, and his term as a director will continue at least until the 2019 annual meeting of our shareholders. If Mr. Avery is not re-elected as a director at the special meeting, his term as a director will expire at the special meeting.

        Nancy Hawthorne has served as a director since December 2014. Since June 2014, Ms. Hawthorne has served as founder and partner of Hawthorne Financial Advisors, a registered investment adviser in Massachusetts. From 1982 to 1997, Ms. Hawthorne was the chief financial officer and treasurer of Continental Cablevision. Ms. Hawthorne has served on the board of directors of Avid Technology since 1997, including as the lead independent director since October 2014 and from January 2008 to December 2011 and as chairperson from May 2004 to May 2007, and as interim chief executive officer of Avid from August to December 2007. Ms. Hawthorne has also served on the board of directors of THL Credit, Inc., a business development company, since 2009, and of the MetLife Funds, a family of mutual funds established by the Metropolitan Life Insurance Company, since 1995, including as a member of its audit committee since 2009. Ms. Hawthorne has a B.A. from Wellesley College and an

M.B.A. from Harvard Business School. Our board benefits greatly from Ms. Hawthorne's deep experience as a business executive and a corporate board member, including as a chief executive officer, chief financial officer, lead independent director and member of audit, nominating and governance, and strategy committees, and her perspective gained from serving both as an executive and a director for financial services firms. Ms. Hawthorne is an audit committee financial expert under the rules of the Securities and Exchange Commission.

        Robert Holthausen has served as a director since July 2014. Dr. Holthausen has been Professor of Accounting and Finance at the Wharton School of the University of Pennsylvania since 1989, serving as the Nomura Securities Company Professor of Accounting and Finance since 1992 and the Ernst & Young Professor of the Department of Accounting since 2004. Dr. Holthausen has a B.A. from St. Lawrence University, an M.B.A. from the University of Rochester, and a Ph.D. in Business Administration from the University of Rochester. Dr. Holthausen has been a Certified Public Accountant since 1973 and is a member of the American Institute of Certified Public Accountants, the American Accounting Association and the American Finance Association. Our board of directors values Dr. Holthausen's significant expertise in the areas of accounting, corporate governance structures and management compensation. Dr. Holthausen is an audit committee financial expert under the rules of the Securities and Exchange Commission.

Backgrounds of executive officers

        Below we have identified our executive officers (other than Mr. Maleh, our president and chief executive officer, who is a Class III director identified above) and provided a description of their business experience.

        Arnold Lowenstein, who joined us in June 1993, has served as our chief strategy officer and executive vice president since October 2006. Mr. Lowenstein also served as a group vice president and co-head of our business consulting practice from 2001 through fiscal year 2006. Mr. Lowenstein received his M.A. in industrial economics from the University of British Columbia.

        Chad Holmes, who joined us in 2004 as part of our acquisition of InteCap, Inc., has served as our chief financial officer, executive vice president and treasurer since November 2014. Mr. Holmes has been a member of our senior management since 2009. Mr. Holmes received his M.B.A. in finance and management and strategy from Northwestern University and his B.A. in economics from the University of Notre Dame.

Board and committee meetings

        During our fiscal year ended January 2, 2016, or "fiscal 2015," our board of directors met seven times and acted by unanimous written consent once. During fiscal 2015, each incumbent director attended at least 75% of the total number of meetings held by our board of directors and the committees of our board of directors on which he or she served. To the extent reasonably practicable, directors are expected to attend or participate by teleconference in board meetings, meetings of committees on which they serve and the annual meeting of our shareholders. Last year, all individuals then serving as directors attended the special meeting held in lieu of the annual meeting of our shareholders in person other than Ronald Maheu, who was not standing for re-election as a director at the meeting.

        Our board of directors has four standing committees: our audit committee, our nominating and corporate governance committee, our compensation committee and our executive committee. All of the members of our audit committee, our nominating and corporate governance committee, and our compensation committee are independent under the rules of the NASDAQ Stock Market. Our board of directors has adopted charters for each of these committees, which are available through the Investor Relations page of our website at www.crai.com. Each of our audit committee, our nominating and corporate governance committee, and our compensation committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by us.

        The membership of each standing committee of our board of directors is as follows:

Audit committee:	Compensation committee:
Robert Holthausen (Chair)	William Schleyer (Chair)
William Concannon	Thomas Avery
Nancy Hawthorne	Rowland Moriarty
Thomas Robertson
Nominating and corporate	Executive committee:
governance committee:	Rowland Moriarty (Chair)
William Concannon (Chair)	William Concannon
Nancy Hawthorne	Paul Maleh
Rowland Moriarty

Audit committee

        In fiscal 2015, our audit committee was initially composed of Dr. Holthausen, Mr. Concannon, Ms. Hawthorne and Ronald Maheu. Mr. Maheu's term as a director expired on July 22, 2015. Our audit committee is currently composed of Dr. Holthausen, Mr. Concannon and Ms. Hawthorne. Our audit committee provides the opportunity for direct contact between the members of our board of directors and our independent registered public accountants, which report directly to the committee. The committee assists our board of directors in overseeing the integrity of our financial statements; our compliance with legal and regulatory requirements; and our independent registered public accountants' qualifications, independence and performance. The committee is directly responsible for appointing, determining the compensation of, evaluating and, when necessary, terminating our independent registered public accountants. The committee is also responsible for reviewing and assessing the adequacy of the charter by which it is governed on an annual basis. Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers, employees and outside consultants of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our audit committee is also responsible for reviewing and, if appropriate, approving related-party transactions. Our board of directors has determined that Dr. Holthausen and Ms. Hawthorne are audit committee financial experts under the rules of the Securities and Exchange Commission, and that all of the members of our audit committee are independent under the rules of the NASDAQ Stock Market. Our audit committee met ten times during fiscal 2015.

Nominating and corporate governance committee

        In fiscal 2015, our nominating and corporate governance committee was initially composed of Dr. Moriarty and Messrs. Concannon and Maheu. On April 17, 2015, Mr. Maheu's term on the committee ended and Ms. Hawthorne was appointed to the committee. Our nominating and corporate governance committee is currently composed of Dr. Moriarty, Mr. Concannon and Ms. Hawthorne. Our nominating and corporate governance committee's responsibilities include providing recommendations to our board of directors regarding nominees for director and membership on the committees of our board of directors. The committee also assists our board of directors in our enterprise risk management by providing recommendations to our board of directors regarding succession plans for our chief executive officer. An additional function of the committee is to develop corporate governance practices for recommendation to our board of directors and, once implemented, to assist our board of directors in complying with them. Our board of directors has determined that all of the members of our nominating and corporate governance committee are independent under the rules of the NASDAQ Stock Market. Our nominating and corporate governance committee met five times during fiscal 2015.

Compensation committee

        During fiscal 2015, our compensation committee was composed of Drs. Moriarty and Robertson and Mr. Schleyer. Our compensation committee is currently composed of Drs. Moriarty and Robertson and Messrs. Avery and Schleyer. Our compensation committee's responsibilities include providing recommendations to our board of directors regarding the compensation levels of our directors; reviewing and approving, or recommending for approval by our board of directors, the compensation levels of our executive officers; providing recommendations to our board of directors regarding our compensation programs; administering our employee benefit plans, including all incentive compensation plans and equity-based plans; authorizing grants under our stock option plans and other equity-based plans; and authorizing other equity compensation arrangements. The committee is directly responsible for appointing, determining the compensation of, evaluating and, when necessary, terminating our compensation consultant, as well as evaluating the independence of any legal counsel or other advisor engaged by the committee. The committee is also responsible for reviewing and assessing the adequacy of the charter by which it is governed on an annual basis. Our board of directors has determined that all of the members of our compensation committee are independent under the rules of the NASDAQ Stock Market. Our compensation committee met eight times, and acted by unanimous written consent six times, during fiscal 2015.

Executive committee

        In fiscal 2015, our executive committee was initially composed of Dr. Moriarty and Messrs. Maheu and Maleh. On April 17, 2015, Mr. Maheu's term on the committee ended and Mr. Concannon was appointed to the committee. Our executive committee is currently composed of Dr. Moriarty and Messrs. Concannon and Maleh. Our executive committee has delineated authority to act on behalf of our board of directors in situations arising between regular meetings of our board of directors. It is intended that our executive committee will take action only when reasonably necessary to expedite our interests between regularly scheduled board meetings. Our executive committee met twice during fiscal 2015.

Board leadership structure and role in risk oversight

        We have a separate chairman of our board of directors, a non-executive position, and chief executive officer. We believe that this separation improves our corporate governance. Our chairman, Dr. Moriarty, is an independent director who provides leadership to our board of directors in establishing our overall strategic direction consistent with the input of management and our other directors. Dr. Moriarty's long-standing relationship with us has given him an intimate institutional knowledge of our business, and he has been providing invaluable leadership and guidance to our board of directors for many years. Our chief executive officer, Mr. Maleh, brings to our board of directors valuable leadership experience and a deep and thorough understanding of our business and operations and the day-to-day management of our business, which he executes within the parameters set by our board of directors. Separating these positions strengthens the independence of our board of directors, thereby facilitating its ability to execute its management oversight function and its general risk oversight function, which is discussed below. In addition, this separation allows both our chairman and our chief executive officer to have sufficient time to perform their respective responsibilities.

        Our management is responsible for the day-to-day management of the risks that we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of our enterprise risk management. In its risk oversight role, our board of directors is responsible for satisfying itself that our enterprise risk management processes are adequate and functioning as designed. The involvement of our board of directors in risk oversight includes receiving periodic reports from members of senior management and evaluating areas of material risk to us, including operational, financial, legal, regulatory, strategic and reputational risks. Some risks, such as strategic risks, are typically overseen by the full board. In addition, our board of directors has delegated risk oversight to each of its standing committees within their areas of responsibility. Our compensation committee assists our board of directors in its risk oversight function by overseeing strategies related to our incentive compensation programs and key employee retention. Our audit committee assists our board of directors in its risk oversight function by reviewing our system of disclosure controls and our internal controls over financial reporting, as well as reviewing and, if appropriate, approving related-party transactions. Our nominating and corporate governance committee assists our board of directors in its risk oversight function by managing risks associated with director candidate selection, governance and succession. Each member of our senior management is initially responsible for assessing and prioritizing the risks that fall under the manager's area of responsibility and, as a general rule, these risks are discussed with, and then reported to our board of directors or the applicable committee of our board of directors by, our general counsel.

Director candidates and selection process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to our current directors and others for recommendations for candidates, meetings from time to time to evaluate biographical information and background materials relating to candidates, and interviews of selected candidates by members of the committee and other members of our board of directors. The committee often solicits the opinions of third parties with whom a potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidates under consideration.

        In evaluating the qualifications of any candidate for director, the committee considers, among other factors, the candidate's depth of business experience, intelligence, quality of judgment, integrity, familiarity with the legal, regulatory, and business consulting industry, ability to assist in recruiting outside experts and employee consultants, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, level of educational attainment, degree of independence from management, contribution to the diversity of our board of directors, and willingness and ability to serve. The committee also considers the degree to which the candidate's skills, experience and background complement or duplicate those of our existing directors. Among the experiences, attributes, qualities and skills that the committee believes to be necessary for one or more members of our board of directors to possess are familiarity with the segments of the consulting industry in which we compete, substantial experience with the financial reporting process for public companies, and knowledge of the academia of economics. In the case of incumbent directors whose terms are set to expire, the committee also gives consideration to the director's prior contributions to our board of directors. In evaluating candidates, the committee prefers to retain the flexibility to consider each candidate's overall mix of qualifications, rather than to specify minimum qualifications that each candidate must possess.

        While we do not have a formal diversity policy for our board of directors, our nominating and corporate governance committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the discussions and decisions of our board of directors. In the committee's evaluation of candidates for director, it considers diversity with respect to viewpoints, accomplishments, skills and experience, as well as other factors in light of the current composition of our board of directors and our requirements. In selecting candidates to recommend for nomination as a director, the committee abides by our firm-wide non-discrimination policy.

        The committee considers director candidates recommended by shareholders and uses the same process to evaluate candidates, whether the candidates are recommended by shareholders, directors, management or others. The committee has not adopted any particular method that shareholders must follow to make a recommendation. We suggest that shareholders make recommendations by writing to the chairman of our nominating and corporate governance committee, in care of our offices, with sufficient information about the recommended candidate and his or her work experience, skills, qualifications for director and references to enable the committee to evaluate the candidacy properly. We also suggest that shareholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement to provide our nominating and corporate governance committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind shareholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which are discussed in this proxy statement under the heading "Shareholder Proposals" below.

Communications with our board of directors

        Our board of directors has established the following process for shareholders to communicate with it, and this process has been approved by a majority of our independent directors. Shareholders wishing to communicate with our board of directors should send correspondence to the attention of Chairman of the Board, CRA International, Inc., 200 Clarendon Street, T-9, Boston, Massachusetts 02116. The correspondence should include satisfactory evidence that the sender of the communication is one of our shareholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the shareholder and the number of our shares held by the shareholder. Our chairman reviews all correspondence confirmed to be from shareholders and decides whether or not to forward the correspondence, or a summary of it, to our board of directors or a committee of our board of directors. Accordingly, our chairman reviews all shareholder correspondence, but the decision to relay any correspondence to our board of directors or a committee of our board of directors rests entirely within our chairman's discretion.

        Our board of directors believes this process suffices to handle the relatively low volume of communications we have historically received from our shareholders. If the volume of communications increases sufficiently to become burdensome to our chairman, our board of directors may elect to adopt more elaborate screening procedures.

TRANSACTIONS WITH RELATED PARTIES

Review, approval or ratification of transactions with related parties

        Under our audit committee's charter, the committee is responsible for reviewing any proposed related-party transaction, as defined under the rules of the NASDAQ Stock Market, and, if appropriate, approving the transaction. A copy of our audit committee charter is available through the Investor Relations page of our website at www.crai.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        At the close of business on April 25, 2016, there were issued and outstanding 8,966,780 shares of our common stock entitled to cast 8,966,780 votes. On April 25, 2016, the closing price of our common stock as reported on the NASDAQ Global Select Market was $19.67 per share.

        The following table provides information regarding the beneficial ownership of shares of our common stock as of April 25, 2016 by:

  •
  each person known to us to be a beneficial owner of more than five percent of our shares of common stock;

  •
  each of our current directors;

  •
  each of our named executive officers; and

  •
  all of our current directors and current executive officers as a group.

        The persons named in the table below have sole voting and sole dispositive power with respect to the shares listed, except as otherwise indicated. The inclusion of shares in the table below does not constitute an admission of beneficial ownership of such shares. The "Right to acquire" column represents shares of our common stock that may be purchased through the exercise of stock options within 60 days after April 25, 2016. The information in the table is based on information received (including via filings made under the Securities Exchange Act of 1934, as amended) from or on behalf of the persons named in the table.

	Shares beneficially owned
Name of beneficial owner	Outstanding	Right to acquire	Total	Percent
Paradice Investment Management LLC(1)	837,460	—	837,460	9.3%
BlackRock, Inc.(2)	633,662	—	633,662	7.1%
Dimensional Fund Advisors LP(3)	523,481	—	523,481	5.8%
Paul Maleh(4)	102,802	55,832	158,634	1.8%
Rowland Moriarty(5)	92,528	—	92,528	1.0%
Arnold Lowenstein(6)	32,680	25,427	58,107	*
William Concannon(7)	31,014	—	31,014	*
William Schleyer(7)	28,167	—	28,167	*
Thomas Robertson(7)	23,681	—	23,681	*
Chad Holmes(8)	7,487	10,004	17,491	*
Robert Holthausen(7)	6,320	—	6,320	*
Nancy Hawthorne(7)	5,679	—	5,679	*
Thomas Avery(7)	3,951	—	3,951	*
All current directors and executive officers as a group (ten persons)	334,309	91,263	425,572	4.7%

*
Less than one percent.

(1)
The number of shares of our common stock beneficially owned by Paradice Investment Management LLC is based solely on information in a Schedule 13G/A filed on February 9, 2016 by Paradice Investment Management LLC and Paradice Investment Management Pty Ltd., in which each of them reported shared voting power and shared dispositive power over 837,460 shares. The address for Paradice Investment Management LLC is 257 Fillmore Street, Suite 200, Denver, Colorado 80206. The address for Paradice Investment Management Pty Ltd. is Level 12, 139 Macquarie Street, Sydney, Australia 2000.

(2)
The number of shares of our common stock beneficially owned by BlackRock, Inc. is based solely on information in a Schedule 13G/A filed on January 26, 2016 by BlackRock, Inc., in which it reported sole voting power over 612,454 shares and sole dispositive power over 633,662 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
The number of shares of our common stock beneficially owned by Dimensional Fund Advisors LP is based solely on information in a Schedule 13G/A filed on February 9, 2016 by Dimensional Fund Advisors LP, in which it reported sole voting power over 511,344 shares and sole dispositive power over 523,481 shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)
Mr. Maleh is our chief executive officer and president, and one of our directors.

(5)
Dr. Moriarty is our chairman of the board. Amount reported includes 49,000 shares held by Movex, LLC, a limited liability company which is wholly owned by two family trusts.

(6)
Mr. Lowenstein is our chief strategy officer and executive vice president.

(7)
Member of our board of directors.

(8)
Mr. Holmes is our chief financial officer, executive vice president and treasurer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require officers, directors and greater-than-ten-percent shareholders to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during fiscal 2015 and Forms 5 and amendments thereto furnished to us with respect to fiscal 2015, or written representations that a Form 5 was not required for fiscal 2015, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent shareholders were fulfilled in a timely manner.

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director compensation

        We pay our non-employee directors, who consist of all our directors other than our chief executive officer, an annual fee of $75,000 for their services as directors. We pay an annual fee of $25,000 to the chair of our audit committee, $20,000 to the chair of our compensation committee, $10,000 to the chairs of our executive committee and our nominating and corporate governance committee, and $5,000 to each non-employee director who serves as a member, but not the chair, of any committee for service on each committee above one. Our chairman also receives an annual fee of $150,000, as well as office space, support services and healthcare benefits, for his services as chairman of our board of directors. Directors who are employees do not receive separate fees for their service as directors. All of the payments described in this paragraph are made in cash.

        Under the terms of our 2006 equity incentive plan, each director who is not employed by, and does not provide independent contractor services as a consultant or advisor to, us or our subsidiaries receives the automatic restricted stock awards described below. We refer to these directors as our "non-employee directors." Currently, our non-employee directors are Drs. Holthausen, Moriarty and Robertson, Messrs. Avery, Concannon and Schleyer and Ms. Hawthorne. Each non-employee director who is re-elected as a director at, or whose term as a director continues after, the annual meeting of our shareholders (or any special meeting in lieu thereof) receives, on the date of the meeting, a restricted stock award, vesting in four equal annual installments beginning on the first anniversary of the date of grant, valued at $75,000 based on the closing price of our common stock as of the date of the meeting. In addition, each person who is first elected or appointed as a non-employee director receives, on the date of his or her election or appointment, a restricted stock award, vesting in four equal annual installments beginning on the first anniversary of the date of grant, valued at $75,000 based on the closing price of our common stock as of the date of the grant. Under our 2006 equity incentive plan, the value of these automatic grants of restricted stock awards may be changed by our board of directors.

        In fiscal 2015, we gave the following grants to our non-employee directors in accordance with the terms of our 2006 equity incentive plan. In connection with the special meeting in lieu of annual meeting of our shareholders held on July 22, 2015, each of Drs. Holthausen, Moriarty and Robertson, Messrs. Concannon and Schleyer, and Ms. Hawthorne received a restricted stock award of 3,172 shares of our common stock. In connection with his appointment to our board of directors on February 22, 2016, Mr. Avery received a restricted stock award of 3,951 shares of our common stock. Each of these restricted stock awards vests in four equal annual installments, beginning on the first anniversary of the date of grant.

        The following table provides information regarding the compensation earned by our non-employee directors in fiscal 2015, including Mr. Maheu, who served on our board of directors until July 22, 2015.

 Non-Employee Director Compensation Table for Fiscal 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Rowland Moriarty	245,000	74,987	319,987
William Concannon	95,000	74,987	169,987
Nancy Hawthorne	80,000	74,987	154,987
Robert Holthausen	100,000	74,987	174,987
Ronald Maheu	61,250	—	61,250
Thomas Robertson	75,000	74,987	149,987
William Schleyer	95,000	74,987	169,987

(1)
These grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("ASC Topic 718"), excluding the effect of estimated forfeitures, based on the closing market price of our common stock on the date of grant. Additional details on accounting for share-based compensation can be found in note 1, "Summary of Significant Accounting Policies—Share-Based Compensation," and note 11, "Share-Based Compensation," to our consolidated financial statements in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2016.

(2)
Amount reflects the grant date fair value of a restricted stock award made to the non-employee director on July 22, 2015 under our 2006 equity incentive plan.

(3)
As of January 2, 2016, each non-employee director and Mr. Maheu held the number of outstanding unvested shares of restricted stock set forth in the table below. On July 20, 2015, our compensation committee determined that, in recognition of Mr. Maheu's exemplary service as a director, his shares of restricted stock would not be forfeited upon the termination of his service as a director on July 22, 2015, and instead would continue vesting over their specified time-based vesting schedule.

Name	Shares (#)
Rowland Moriarty	8,597
William Concannon	8,597
Nancy Hawthorne	5,053
Robert Holthausen	5,533
Ronald Maheu	5,425
Thomas Robertson	8,597
William Schleyer	8,597

Director stock ownership guidelines

        The current policy of our board of directors is that our non-employee directors should acquire and obtain shares of our common stock (whether or not vested) with an aggregate value equal to at least 300% of the director's annual fee (currently $75,000) for serving on our board of directors. If a non-employee director has not achieved, or is not maintaining, this threshold, the director is required to hold 50% of the total shares of our common stock received by him or her upon the vesting of shares of restricted stock or the exercise of stock options, net of any shares sold to fund the exercise prices of option exercises or any tax withholding.

Compensation committee interlocks and insider participation

        The members who served on our compensation committee during fiscal 2015 were Drs. Moriarty and Robertson and Mr. Schleyer. None of these members was one of our officers or employees during fiscal 2015, and none of these members is one of our former officers. None of our executive officers serves (or served during fiscal 2015) on the board of directors or compensation committee of an entity that has one or more executive officers serving (or who served during fiscal 2015) on our board of directors or compensation committee.

Compensation discussion and analysis

        This compensation discussion and analysis provides a detailed description of our executive compensation objectives, practices and programs, as well as the means by which our compensation committee determines executive compensation under those programs. This compensation discussion and analysis focuses on the compensation of our executive officers for fiscal year 2015, who were:

  •
  our chief executive officer, president and director, Paul Maleh;

  •
  our chief financial officer, executive vice president and treasurer, Chad Holmes; and

  •
  our chief strategy officer and executive vice president, Arnold Lowenstein.

        These executive officers are sometimes referred to as our "named executive officers." In addition, this compensation discussion and analysis also describes other compensation arrangements and actions taken since the end of fiscal 2015 to the extent that these descriptions enhance the understanding of our executive officer compensation programs and practices.

        As used below, the terms "senior corporate leaders," "practice leaders" and "key revenue generators," refer to the following groups of our employees:

  •
  senior corporate leaders: our executive officers and other senior-level corporate leaders;

  •
  practice leaders: our senior employee consultants who lead our practice groups; and

  •
  key revenue generators: our senior and other employee consultants who generate a high level of revenue for us.

Executive Summary

Executive officers

        We seek to align the compensation we pay our executive officers with the interests of our shareholders. Our executive officers' total compensation each fiscal year is generally comprised of a mix of base salary and a much larger portion of variable at-risk compensation consisting of annual incentive cash bonuses and long-term incentive equity awards. This mix of fixed and variable at-risk compensation is designed to create competitive compensation packages that reward our executive officers for achieving our long-term and short-term business objectives, including increasing our growth, profitability and shareholder value, without encouraging unnecessary or excessive risk-taking.

Our LTIP and 2006 equity incentive plan

        We believe that the equity compensation granted under our long-term incentive program, or "LTIP," and 2006 equity incentive plan is the cornerstone of our overall pay-for-performance compensation program for our senior corporate leaders, practice leaders and other key revenue generators. These equity awards serve to motivate high levels of performance, recognize these employees' contributions to our success, and encourage them to consider our long-term growth and profitability, thereby aligning their interests with the interests of our shareholders. We conduct our business in a very competitive environment. In order to remain competitive, we must be able to recruit and employ top-flight corporate officers and employee consultants who have abundant talent, demonstrated skills and experience, and, as to employee consultants, the ability to become key revenue generators for us. In addition, we must be able to retain our senior corporate leaders, practice leaders and other key revenue generators. We believe that equity compensation is a vital part of the compensation that we must provide in order to achieve those goals.

        Our LTIP serves as a framework for the equity compensation we grant to our senior corporate leaders, practice leaders and other key revenue generators under our 2006 equity incentive plan. The composition and mix of the equity awards granted under our LTIP are the same for our senior corporate leaders, as they are for our practice leaders and other key revenue generators. The vital role that our LTIP and 2006 equity plan play in the compensation of the employee consultants who are our practice leaders and other key revenue generators is evidenced by the fact that the LTIP awards granted to them represented on average 83% of the LTIP awards granted during fiscal 2013 through 2015.

Compensation program highlights

        The table below discusses the material features of our compensation programs.

Compensation Program Highlights
Practice	Highlights
Pay for Performance

•

Annual Incentive Cash Bonuses. The annual incentive cash bonuses our executive officers are eligible to receive are tied to the achievement of objective financial goals and individual strategic goals tailored to the executive officer.

In fiscal 2015, these annual incentive cash bonuses constituted over 57% of the target cash compensation of our chief executive officer and 44% of the target cash compensation of our chief financial officer.

•

Variable At-Risk Compensation. The compensation packages granted to our executive officers include a significant percentage of variable at-risk compensation with value tied to our performance or the performance of our common stock.

In fiscal 2015, variable at-risk compensation in the form of annual incentive cash bonuses and LTIP equity awards comprised over 72% of the target total compensation of our chief executive officer and over 60% of the target total compensation of our chief financial officer.

Compensation Program Highlights
Practice	Highlights

•

LTIP PRSUs. Performance restricted stock units, or "PRSUs," with vesting tied to the achievement of objective financial goals over a period of at least one fiscal year, constitute 40% of the awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP.

• CEO Salary. Our performance is one of the primary factors considered by our compensation committee in determining our chief executive officer's salary.
In fiscal 2015, our CEO received his first salary increase since fiscal 2012 in recognition of our improved performance over fiscal 2012, 2013 and 2014.

•

Risk Mitigation. To further ensure that payment under our executive compensation packages is commensurate with our performance, these packages have the features discussed in the "Risk Mitigation" section below.

Retention

•

4-Year Vesting Period. The stock options, time-vesting restricted stock units, or "RSUs," and PRSUs granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP all have vesting periods of 4 years, with the first tranche vesting no earlier than the first anniversary of the date of grant.

In fiscal 2015, over 33% of the aggregate target compensation of our chief executive officer and chief financial officer was comprised of the grant date fair values of equity awards under our LTIP.
• Performance Period. Since 2011, the PRSUs granted under our LTIP have had a performance period of 2 years.
The employment of only 3 of the 33 2013 LTIP participants terminated prior to the end of the 2013 PRSUs' 2-year performance period.
The employment of only 1 of the 38 2014 LTIP participants has terminated during the 2014 PRSUs' 2-year performance period (which will end on December 31, 2016).

Shareholder Alignment

•

Annual Incentive Cash Bonuses. Since 2012, 70% of the target amount of the annual incentive cash bonuses our executive officers have been eligible to receive (other than components directly linked to revenue sourcing or oversight) has been tied to the achievement of net revenue and profitability goals, weighted equally between them, motivating both top-line and bottom-line growth.

Compensation Program Highlights
Practice	Highlights

•

LTIP Stock Options. Stock options, which gain value only as our stock price increases after the date of grant, constitute 30% of the awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP.

•

LTIP PRSUs. The performance-vesting for the PRSUs granted under our LTIP is based on revenue growth and profitability measures over a performance period of one fiscal year or longer, motivating both top-line and bottom-line growth.

Risk Mitigation

•

Mix of Compensation. Our mix of salary, annual incentive cash bonuses and long-term incentive equity compensation is designed to keep our senior corporate leaders, practice leaders and other key revenue generators motivated without encouraging unnecessary or excessive risk-taking.

•

Performance Award Caps/Committee Discretion. The annual incentive cash bonuses our executive officers are eligible to receive (other than components tied directly to the executive officer's revenue generation or oversight), and the PRSUs granted under our LTIP, are subject to maximum payment amounts and have targets tied to the achievement of revenue and profitability measures. The annual incentive cash bonuses our executive officers are eligible to receive are subject to the discretion of our compensation committee to reduce or eliminate the amount paid, regardless of the performance achieved, mitigating the risk that they could lead to payments that are not commensurate with our actual performance.

In fiscal 2015, our chief executive officer offered to reduce the aggregate amount payable to our executive officers under their annual incentive cash bonuses by more than 10% of the earned payment amount, and this offer was accepted by our compensation committee.

Since fiscal 2011, the maximum number of shares of our common stock issuable under each PRSU granted under our LTIP has been 125% of the PRSU's target amount.

•

Stock Ownership Guidelines. We have the rigorous stock ownership requirements for awards granted under our LTIP described in the "Stock Ownership Guidelines" section below, which motivate our senior corporate leaders, practice leaders and other key revenue generators to consider our long-term performance.

Compensation Program Highlights
Practice	Highlights

•

Independent Compensation Consultant. Our compensation committee can seek, and has sought and received, advice regarding the structuring of our compensation programs from an independent compensation consultant.

In fiscal 2015, our compensation committee received advice from Semler Brossy Consulting Group, LLC, which the committee determined was independent from us.
• Clawback Policies. We have adopted the compensation recovery policies discussed in the section "Clawback Policies" below.

No Derivatives, Hedging, Short Sales; Limited Pledging	• Derivatives, Hedging, Short Sales. Our trading policies prohibit transactions in derivatives, hedging or short sales.
• Pledging. Our trading policies prohibit pledging without the approval of our chief executive officer or our general counsel.

Acceleration Following Change in Control

•

Cash Plan Awards. The annual incentive cash bonuses our executive officers are eligible to receive under our cash incentive plan are automatically accelerated in connection with a change in control only if the awards are neither assumed nor substituted for.

• Equity Plan Awards. There is no automatic acceleration of equity awards under our 2006 equity incentive plan, or under our form agreements for these awards, in connection with a change in control.
None of our executive officers has an employment agreement. None of our executive officers has an agreement providing for acceleration of equity awards in connection with a change in control.

Compensation Program Highlights
Practice	Highlights
Clawback Policies

•

NEOs. In April 2015, our board of directors adopted an omnibus equity and incentive compensation recovery policy, which enables it to seek recoupment of annual or long-term incentive cash or equity compensation granted after April 30, 2015 (including equity awards granted under our 2006 equity incentive plan) from our current or former named executive officers in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws (excluding restatements resulting from changes to applicable accounting principles) together with a determination by our board of directors that the applicable person, individually or with others, was directly responsible for this noncompliance. The amount recoverable pursuant to this policy cannot exceed the additional compensation received by the applicable person as a result of the financial statements initially used to determine his or her compensation differing from the restated form, and no compensation can be recovered under this policy more than three years after it was paid or vested, as applicable.

•

Cash Incentive Plan. The annual incentive cash bonuses our executive officers are eligible to receive under our cash incentive plan with respect to any given fiscal year are subject to recoupment, reimbursement or forfeiture under the plan if our financial statements for that fiscal year are negatively affected by a restatement as a result of errors, omissions, or fraud.

Stock Ownership Guidelines

•

LTIP Awards. The equity awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP are subject to rigorous stock ownership thresholds, which are set at 400% of annual base salary for our chief executive officer, 300% of annual base salary for each of our other executive officers, and 140% of annual base salary for our practice leaders and other key revenue generators. In general, until these thresholds are met and would continue to be met, LTIP participants may not sell shares received upon the vesting of LTIP awards or exercise stock options granted under our LTIP prior to the termination of their employment with us.

NEOs and Key Revenue Generators Participate on Same Basis in LTIP

•

LTIP Awards Mix. The composition and mix of the equity awards granted under our LTIP are the same for our senior corporate leaders, as they are for the employee consultants who are our practice leaders and other key revenue generators: 30% stock options (with options valued at one-half of a share for this purpose), 30% time-vesting RSUs and 40% performance-vesting RSUs.

Compensation Program Highlights
Practice	Highlights
The LTIP awards granted to the employee consultants who are our practice leaders and other key revenue generators represented on average 83% of the LTIP awards granted during fiscal 2013 through 2015.

No NEO Tax Gross Ups	• No NEO Tax Gross Ups. None of our named executive officers has an agreement that provides for any form of tax gross up.

Limited NEO Perquisites

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Limited NEO Perquisites. Except for modest perquisites for parking and reimbursement for certain health and dental premiums and expenses, our executive officers receive benefits that are comparable to the benefits provided to our other employees and pay costs and taxes on such perquisites on the same basis as other employees.

No NEO Employment Agreements	• No NEO Employment Agreements. None of our named executive officers has an employment agreement.

Section 162(m)

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Qualified Performance-Based Compensation. The annual incentive cash bonuses granted under our stockholder-approved cash incentive plan, and the stock options and PRSUs granted under our 2006 equity incentive plan, to our named executive officers are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, preserving the deductibility of amounts paid under them.

In fiscal 2015, Section 162(m) only minimally limited the deductibility of the compensation we paid to our chief executive officer, and it did not limit the deductibility of the compensation we paid to our other named executive officers.

Consideration of the 2015 say on pay vote

        At the special meeting in lieu of annual meeting of our shareholders held on July 22, 2015, we held a non-binding, advisory shareholder vote on the compensation of our named executive officers as disclosed in the proxy statement filed in connection with that meeting pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures), commonly referred to as a "say-on-pay" vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, as over 97% of the shares voted at the special meeting on the say-on-pay resolution (excluding abstentions and broker non-votes) were voted in favor of it. As we evaluated our compensation practices and policies for and throughout fiscal 2015, our compensation committee was mindful of the strong support our shareholders expressed for our philosophy of aligning the compensation of our executive officers with our interests and the interests of our shareholders. As a result, our compensation committee decided to follow the same general approach to compensation for fiscal 2015 that it has followed since fiscal 2010, including granting equity awards under our LTIP and our 2006 equity incentive plan to our senior corporate leaders (including our executive officers), practice leaders and other key revenue generators. Our compensation committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions.

Compensation objectives

        Our growth and long-term success depend upon our ability to attract and retain talented and highly qualified corporate executives and employee consultants. The main objectives of our compensation programs are:

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  to provide competitive compensation packages that enable us to attract, retain and reward talented and highly-qualified corporate executives and employee consultants who will contribute or are contributing to our growth and long-term success;

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  to align compensation with the interest of our shareholders, and motivate and reward high levels of performance achieved without taking unnecessary or excessive risks, by linking a substantial portion of compensation to performance;

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  to recognize and reward the achievement of pre-established objective financial and individual performance goals; and

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  to make a reasonable effort to cause compensation paid to our named executive officers to be deductible by us while simultaneously providing them with appropriate rewards for their performance.

We believe these objectives are furthered by the use of compensation packages that include salary, annual incentive cash compensation, and long-term incentive equity compensation.

Compensation processes and procedures

Role of our compensation committee and chief executive officer

        The compensation committee established by our board of directors is currently composed of Mr. Schleyer, who is the chairman, Drs. Moriarty and Robertson, and Mr. Avery, all of whom are independent directors (within the rules of the NASDAQ Stock Market) and outside directors (within the meaning of Section 162(m) of the Internal Revenue Code). Our compensation committee is governed by a written charter adopted by our board of directors. A copy of our compensation committee charter is available through the Investor Relations page of our website at www.crai.com. Under the charter, our compensation committee is responsible for recommending to our board of directors the compensation philosophy and policies that we should follow, particularly with respect to the compensation of our senior management. In addition to and among the other duties set forth in this proxy statement under the heading "Corporate Governance—Executive officers and directors—Compensation committee" above, the committee is responsible for:

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  reviewing and approving, or recommending for approval by our board of directors, the compensation of our executive officers, including our chief executive officer;

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  setting, in consultation with management, as applicable, and, if desired by the committee, our compensation consultant, the corporate and individual performance criteria, performance targets and payment formulas of our executive officers' cash and equity incentive compensation, and overseeing the evaluation of our executive officers in light of those criteria and targets;

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  administering, reviewing and making recommendations to our board of directors with respect to our employee benefit plans, including our incentive cash compensation plans and our equity-based plans;

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  appointing, determining the compensation of, evaluating and, when necessary, terminating our compensation consultant, as well as evaluating the independence of any compensation consultant, legal counsel or other advisor engaged by the committee;

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  reviewing and assessing the adequacy of its charter on an annual basis;

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  evaluating whether or not our compensation practices and policies create unnecessary or excessive risks; and

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  reviewing and discussing with management our disclosures to be included in our annual proxy statement and annual report on Form 10-K regarding executive compensation, including the sections of this proxy statement entitled "Compensation of Directors and Executive Officers—Compensation discussion and analysis" and "Compensation of Directors and Executive Officers—Compensation policies and practices as they relate to risk management" below.

        When developing recommendations for the compensation of our executive officers other than our chief executive officer, the committee also takes into account recommendations made by our chief executive officer. Our chief executive officer is not permitted to be present when our compensation committee is deliberating on our chief executive officer's compensation.

Compensation consultant

        Our compensation committee has the authority to engage and receive advice from external compensation consultants, with all fees and expenses paid by us. In fiscal 2015, the committee engaged and received advice from Semler Brossy Consulting Group, LLC, or "Semler Brossy." Semler Brossy reports directly to the committee and provides services only as directed by the committee. Our compensation committee has reviewed Semler Brossy's policies regarding independence and conflicts of interest and assessed Semler Brossy's independence based on, among other things, this review and consideration of the other factors required by the rules of the Securities Exchange Act of 1934, as amended, and the NASDAQ Stock Market. Based on this review and consideration, the committee has determined that Semler Brossy is independent from us and that the services provided to us by Semler Brossy in fiscal 2015 raised no conflicts of interest.

        In fiscal 2015, Semler Brossy provided our compensation committee with information relating to the executive officer compensation levels and practices of our peers, and other companies roughly the same size as us, and generally advised the committee regarding the design of our executive officer compensation packages, our 2006 equity incentive plan (in which our executive officers and directors participate), and our LTIP (in which our executive officers participate), including its stock ownership guidelines.

        Although Semler Brossy does not generally participate in meetings of our compensation committee, Semler Brossy may participate, by invitation, in portions of some of the meetings of our compensation committee, including some of the executive sessions without any members of management present. In addition, the chair of our compensation committee and, with respect to the compensation of our other executive officers, our chief executive officer at the direction of our compensation committee may consult with Semler Brossy outside of these meetings.

Setting executive officer compensation and peer groups

        In general, our compensation committee is responsible for reviewing and approving, or recommending for approval by our board of directors, the compensation of our executive officers, including our chief executive officer. In fiscal 2015, the compensation of our executive officers was reviewed and approved by our compensation committee. When developing recommendations for the compensation of our executive officers other than our chief executive officer, our compensation committee also took into account recommendations made by our chief executive officer.

        To achieve our executive compensation objectives stated above, our compensation committee does not target any particular benchmarks, and instead strives to make decisions concerning executive compensation that:

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  establish incentives that link executive officer compensation to our financial performance and that motivate our executives to attain annual financial targets and long-term strategic goals;

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  provide total compensation packages that are competitive among our peers that offer consulting services similar to ours;

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  establish personal objectives that link executive officer compensation to the achievement of goals that correlate to our growth and long-term financial success; and

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  otherwise align the interests of our executive officers and our shareholders.

        Although we compete with other consulting firms to retain top talent and strive to attract and retain our key employees, including our executive officers, our compensation committee does not target any explicit compensation positioning relative to our peers. Instead, peer group information is just one of the factors considered by our compensation committee when establishing the appropriate level of compensation for our executive officers, and the appropriate allocation of their compensation among salary, annual incentive, and long-term incentive compensation and between cash and equity compensation. Other factors considered by our compensation committee include the scope of the executive officer's role, the executive officer's individual performance and experience, and our performance.

        In setting our executive officer compensation in fiscal 2015, our compensation committee considered the analysis provided by Semler Brossy regarding the compensation being paid to its executive officers by our "2015 peer group," which was comprised of the following public professional service firms that are in businesses comparable to ours:

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  FTI Consulting, Inc.

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  Huron Consulting Group Inc.

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  Navigant Consulting, Inc.

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  ICF International

        In addition, in setting the fiscal 2015 compensation of our chief executive officer and chief financial officer, our compensation committee also reviewed data provided by Semler Brossy derived from the 2014 Towers Watson and Mercer industry surveys of the compensation of these executive officers by companies of roughly the same size as us.

Executive officer compensation in fiscal 2015

        The principal components of our executive officer compensation granted in or for our fiscal year ending January 2, 2016 were (i) cash compensation, consisting of base salary and annual incentive cash bonuses that our executive officers were eligible to receive based on our fiscal 2015 performance under our cash incentive plan and (ii) long-term incentive equity compensation consisting of stock options and restricted stock unit awards vesting over four years, and performance-vesting restricted stock unit awards based on our fiscal 2016 and fiscal 2017 performance, granted under our LTIP.

        We believe that mixing base salary, annual incentive cash bonuses and long-term incentive equity compensation vesting based on time and/or performance is consistent with our overall compensation philosophy because it rewards performance without encouraging unnecessary or excessive risk-taking, provides competitive compensation packages relative to our peers, aligns the interests of our executive officers and our shareholders, and helps us attract and retain top talent.

Salary

        We include base salary in our executive officer compensation packages because we believe it is appropriate for a portion of compensation to be fixed and predictable, and because the use of base salary is consistent with the compensation provided to the similarly situated executives of our peers. Additionally, we believe that sufficient base compensation reduces our executive officers' motivation to take unnecessary or excessive risks. Our compensation committee generally fixes the annual base salary of our executive officers at its regularly scheduled meeting in the first fiscal quarter of each year. Each executive officer's base salary reflects his or her position, experience, past contributions and potential. Annual changes to an executive officer's base salary, if any, are based on the committee's assessment of the individual performance of the executive officer, our overall performance and the performances of our business practices, any changes in the executive officer's role, general economic conditions (such as inflation), and economic forecasts. In determining the base salaries of our executive officers, the committee is also generally mindful of our overall goal of remaining competitive with our peers and retaining our executive officers.

        On April 3, 2015, our compensation committee set the annual rates of base salary for our executive officers as follows: $660,000 for Mr. Maleh, our president and chief executive officer; $350,000 for Mr. Holmes, our chief financial officer, executive vice president and treasurer; and $400,000 for Mr. Lowenstein, our chief strategy officer and executive vice president. In increasing Mr. Maleh's annual rate of base salary to $660,000, the committee considered the improvements in our performance over fiscal 2012, 2013 and 2014, during which period Mr. Maleh's annual rate of base salary was fixed at $600,000, as well as advice from Semler Brossy that such an increase would lead to Mr. Maleh's annual rate of base salary being appropriately positioned relative to the base salaries of the chief executive officers in our 2015 peer group. As the committee had just set the annual rate of base salary of Mr. Holmes upon his promotion to our chief financial officer, executive vice president and treasurer in November 2014, it did not increase his annual rate of base salary for fiscal 2015. Semler Brossy advised the committee that Mr. Holmes's annual rate of base salary for 2015 remained appropriately positioned relative to the base salaries of the chief financial officers in our 2015 peer group. Mr. Lowenstein's annual rate of base salary, which has remained at $400,000 since fiscal 2010, is split evenly between his dual roles as our corporate chief strategy officer and a senior employee consultant.

Annual incentive cash bonuses

        In addition to base salary, the cash compensation of our executive officers for fiscal 2015 also included annual incentive cash bonuses that our executive officers were eligible to receive under our cash incentive plan based on the achievement of performance goals linked to our fiscal 2015 consolidated non-GAAP net revenue, our fiscal 2015 consolidated non-GAAP Adjusted EBITDA, subjective individual performance goals for fiscal 2015 (with this last component, in the case of our chief executive officer, being limited by an objective performance formula based on our fiscal 2015 consolidated non-GAAP Adjusted EBITDA) and, in the case of Mr. Lowenstein, the revenue sourced by him in fiscal 2015. The use of these annual incentive cash bonuses permit us to provide our executive officers with motivation to pursue particular objectives in any given year that are consistent with our growth and profitability, as well as the overall goals and strategic direction set by our board of directors. These annual incentive cash bonuses also tie compensation to performance, and thus play an important role in our pay-for-performance philosophy. The importance of this philosophy to us and our compensation committee is demonstrated by the fact that in fiscal 2015 the target payment amounts under these annual incentive cash bonuses constituted over 57% of the target cash compensation of our chief executive officer and 44% of the target cash compensation of our chief financial officer.

        An analysis of the cash incentive bonuses that our executive officers were eligible to receive for fiscal 2015 performance, as well as the determination by our compensation committee on March 7,

2016 of the actual amounts to be paid with respect to them, is set forth below. A more complete description of our cash incentive plan is contained in this proxy statement under the headings "Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards—Cash incentive plan."

  Performance criteria and targets of fiscal 2015 annual incentive cash bonuses.

        On April 3, 2015, our compensation committee determined the performance criteria, performance targets and payment formulas of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2015 performance under our cash incentive plan.

        The performance criteria underlying these annual incentive cash bonuses were based on non-GAAP financial metrics based on our fiscal 2015 consolidated net revenue (excluding the impact of our NeuCo subsidiary,1 acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) and our fiscal 2015 consolidated Adjusted EBITDA (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee and, in calculating Adjusted EBITDA from our income from operations, excluding the following non-cash expenses: depreciation and amortization, share-based compensation expense and amortization of forgivable loans), and on individual subjective performance goals for fiscal 2015 tailored for each executive officer. These net revenue and earnings performance criteria were weighted equally, with each tied to 35% of the target payment amount of these annual incentive cash bonuses. This equal weighting of objective financial performance criteria is designed to motivate our executive officers to consider and improve both our growth and our profitability, thereby aligning their interests with the interests of our shareholders, and Semler Brossy advised our compensation committee that this weighting is in line with the practices of our 2015 peer group.

        The performance targets established by our compensation committee for these objective financial performance criteria were $323.2 million for our fiscal 2015 consolidated non-GAAP net revenue (with the exclusions described above) and $55.3 million for our fiscal 2015 consolidated non-GAAP Adjusted EBITDA (with the exclusions described above).

        30% of the target payment amounts of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2015 performance was based on subjective individual performance goals. This component is designed to motivate our executive officers to pursue individual, qualitative and strategic goals consistent with their particular roles. These subjective individual goals were set for our executive officers (other than Mr. Maleh, our chief executive officer) by our compensation committee in consultation with our chief executive officer and, for Mr. Maleh, by our compensation committee. In setting the relative importance of this individual component as compared to the components based on objective financial performance criteria, our compensation committee received advice from Semler Brossy that the 30% weighting remains in line with other members of our 2015 peer group with executive officer annual incentive cash bonuses structured to include a component based on individual performance or strategic goals.

        The annual incentive cash bonus that Mr. Lowenstein was eligible to receive for fiscal 2015 performance included an additional component based on the revenue sourced by Mr. Lowenstein in fiscal 2015 in order to recognize the importance of, and to reward, Mr. Lowenstein's direct client revenue sourcing activities, in addition to his management performance as our chief strategy officer.

1
Our subsidiary NeuCo, Inc., or "NeuCo," develops and markets a family of neural network software tools and complementary application consulting services that are currently focused on electric utilities. As of January 2, 2016, our ownership interest in NeuCo was 55.89%.

  Payment formulas of annual incentive cash bonuses for fiscal 2015 performance.

        The overall target payments for the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2015 performance, excluding Mr. Lowenstein's revenue sourcing bonus, which did not have a pre-determined target payment, were as follows: for Mr. Maleh, $900,000 (or approximately 136% of annual base salary); for Mr. Holmes, $275,000 (or approximately 79% of annual base salary); and for Mr. Lowenstein, $200,000 (or 50% of annual base salary). The target payment for the annual incentive cash bonus granted to Mr. Maleh in fiscal 2015 remained at the level initially set by the compensation committee in fiscal 2012, although it dropped as a percentage of his annual base salary, from 150% to 136%, due to the increase of his annual base salary in fiscal 2015 to $660,000 from its $600,000 level in fiscal 2012, 2013 and 2014. The committee set the target for Mr. Holmes's annual incentive cash bonus for 2015 below 100% in order to give room for the percentage to grow with Mr. Holmes's tenure as our chief financial officer, but increased the percentage to reflect Mr. Holmes's continued additional role as a corporate development officer. The committee set the $200,000 target for the portion of Mr. Lowenstein's annual incentive cash bonus based on his management role at 100% of the $200,000 portion of his $400,000 annual base salary that is attributable to his role as our chief strategy officer.

        The amounts to be paid under these annual incentive cash bonuses, which were determined by our compensation committee on March 7, 2016 as described under the heading "Amounts paid with respect to fiscal 2015 annual incentive cash bonuses" below, could not exceed a maximum payment amount (without taking into account Mr. Lowenstein's revenue sourcing bonus, which had no pre-determined maximum payment amount because there was no pre-determined limit on revenue he could source in fiscal 2015), mitigating the risk that the incentive cash compensation payable to our executive officers for fiscal 2015 would not be commensurate with our actual performance. These maximum payment amounts, which emphasize the relative importance of the objective financial performance criteria underlying them, were determined as follows: (1) the maximum payment of any component linked to our fiscal 2015 consolidated non-GAAP net revenue or our fiscal 2015 consolidated non-GAAP Adjusted EBITDA was equal to twice that component's target payment, and (2) the maximum payment of any component linked to individual subjective performance goals was 140% of that component's target payment. The amount payable to Mr. Maleh under the component of his fiscal 2015 annual incentive cash bonus linked to individual subjective performance goals was further limited by an objective formula amount based on our fiscal 2015 consolidated non-GAAP Adjusted EBITDA (with the exclusions described above) in order to preserve the deductibility of the amounts payable to him under it. The target and maximum amounts payable under these annual incentive cash bonuses are reported under the heading "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" in the "Grants of Plan-Based Awards for Fiscal 2015" table in the "Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards" section of this proxy statement below.

        The payment formulas under the components of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2015 performance tied to objective financial performance criteria (other than Mr. Lowenstein's revenue sourcing bonus) increased the payment by 1% of the target payment for each 1% that the performance of the applicable performance criteria exceeded the applicable performance target (subject to the component's maximum payment amount), and decreased the payment by 1% of the target payment for each 1% that the performance of the applicable performance criteria missed the applicable performance target (subject to a floor of zero). Our compensation committee initially adopted this one-to-one so-called "leverage curve" in fiscal 2009 based, in part, on advice from Semler Brossy that less steep leverage curves are more appropriate when performance targets are unpredictable and volatile. Our compensation committee decided to retain this one-to-one leverage curve for the components of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2015 performance tied to objective financial performance criteria based on the same rationale. The performance formula determining the amount payable under the components of these annual incentive cash bonuses tied to individual subjective performance goals provided for a payment based on a tally sheet weighted-average score of the applicable executive officer's achievement of his individual subjective business goals ranging from one to five. Specifically, for Messrs. Maleh and Lowenstein, the formula provided for a payment linearly ranging from (1) 60% to 90% of the target payment, as the applicable executive officer's individual component weighted-average score ranged from one to two, (2) 90% to 110% of the target payment, as the applicable executive officer's individual component weighted-average score ranged from two to four, and (3) 110% to 140% of the target payment, as the applicable executive officer's individual component weighted-average score ranged from four to five, and for Mr. Holmes, the formula provided for a payment linearly ranging from (1) 20% to 100% of the target payment, as his individual component weighted-average score ranged from one to three, (2) 100% to 110% of the target payment, as his individual component weighted-average score ranged from three to four, and (3) 110% to 140% of the target payment, as his individual component weighted-average score ranged from four to five.

        Our compensation committee developed the structure of the payment formulas for our executive officers' annual incentive cash bonuses in consultation with Semler Brossy, and received advice from Semler Brossy in fiscal 2015 that the structure of these payment formulas, including their overall maximum payment amount (excluding Mr. Lowenstein's revenue sourcing bonus, which had no pre-determined maximum amount) of 182% of the bonuses' respective target amounts, were largely in line with the practices of our 2015 peer group.

        The payment formula for Mr. Lowenstein's revenue sourcing bonus provided for a payment equal to 25% of the revenue sourced by him in fiscal 2015 in excess of $800,000. This payment formula was designed to capture the difference between what a typical sourcing consultant would receive compared to the compensation that Mr. Lowenstein would otherwise receive for his service as our chief strategic officer for fiscal 2015.

        Regardless of the amount determined by the payment formula of the annual cash incentive bonuses that our executive officers were eligible to receive for fiscal 2015 performance, our compensation committee retained the ability to reduce or eliminate the amount actually paid under the component in its discretion. This discretion mitigated the risk that the annual incentive cash compensation payable to our executive officers for fiscal 2015 could have been disproportionate to our actual performance.

  Amounts paid with respect to fiscal 2015 annual incentive cash bonuses.

        On March 7, 2016, our compensation committee determined the amounts to be paid to our executive officers with respect to the annual incentive cash bonuses they were eligible to receive for fiscal 2015 performance. These amounts, which are reported in the "Summary Compensation Table for Fiscal 2015" under the heading "Non-Equity Incentive Plan Compensation" in the "Compensation of Directors and Executive Officers—Executive compensation—Summary compensation" section of this proxy statement below, were determined as follows:

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  Component linked to our net revenue.    Our fiscal 2015 consolidated non-GAAP net revenue (with the exclusions described above) was approximately $299.8 million, or approximately 7.2% below the performance target for fiscal 2015 of $323.2 million. Accordingly, the amount payable under the payment formula for the net revenue component of our executive officers' fiscal 2015 annual incentive cash bonuses was the target payment decreased by approximately 7.2% of the target payment.

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  Component linked to earnings before interest and taxes.    Our fiscal 2015 consolidated non-GAAP Adjusted EBITDA (with the exclusions described above) was approximately $46.8 million, or approximately 15.3% below the performance target for fiscal 2015 of

    $55.3 million. Accordingly, the amount payable under the payment formula for the Adjusted EBITDA component of our executive officers' fiscal 2015 annual incentive cash bonuses was the target payment decreased by approximately 15.3% of the target payment.

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  Component linked to individual subjective performance goals.    Based on the subjective individual performance goal weighted-average scores for each of our executive officers, the amounts payable under the payment formula for the subjective individual performance goal component of our executive officers' fiscal 2015 annual incentive cash bonuses were equal to the following percentages of their respective target amounts: for Mr. Maleh, 97.5%; for Mr. Holmes, 92%; and for Mr. Lowenstein, 93.33%. Because our fiscal 2015 consolidated non-GAAP Adjusted EBITDA (with the exclusions described above) was greater than 50% of the performance target for fiscal 2015 of $55.3 million, the objective payment formula capping the subjective individual performance goal component of Mr. Maleh's cash incentive bonus did not operate to reduce the amount otherwise payable to Mr. Maleh under this component of his fiscal 2015 annual incentive cash bonus.

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  Component linked to revenue sourcing.    The revenue sourced by Mr. Lowenstein's in fiscal 2015 was $880,761. Accordingly, the amount payable under the payment formula for the revenue sourcing component of Mr. Lowenstein's fiscal 2015 annual incentive cash bonus was 25% of the amount that this sourced revenue exceeded $800,000, which is equal to $20,190.

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  Determination of amount paid.    After calculating the total amount payable to each of our executive officers under the payment formulas for their fiscal 2015 annual incentive cash bonuses, our chief executive officer offered to reduce the amount payable to each of our executive officers under these bonuses by more than 10% of the earned payment amount, and this offer was accepted by our compensation committee.

Long-term incentive equity compensation

        We believe that the equity compensation granted under our long-term incentive program, or "LTIP," and 2006 equity incentive plan is the cornerstone of our overall pay-for-performance compensation program for our senior corporate leaders, practice leaders and other key revenue generators. These equity awards serve to motivate high levels of performance, recognize these employees' contributions to our success, and encourage them to consider our long-term growth and profitability, thereby aligning their interests with the interests of our shareholders. We conduct our business in a very competitive environment. In order to remain competitive, we must be able to recruit and employ top-flight corporate officers and employee consultants who have abundant talent, demonstrated skills and experience, and, as to employee consultants, the ability to become key revenue generators for us. In addition, we must be able to retain our senior corporate leaders, practice leaders and other key revenue generators. We believe that equity compensation is a vital part of the compensation that we must provide in order to achieve those goals.

        Our LTIP serves as a framework for the equity compensation we grant to our senior corporate leaders, practice leaders and other key revenue generators under our 2006 equity incentive plan. The composition and mix of the equity awards granted under our LTIP are the same for our senior corporate leaders, as they are for our practice leaders and other key revenue generators. The vital role that our LTIP and 2006 equity plan play in the compensation of the employee consultants who are our practice leaders and other key revenue generators is evidenced by the fact that the LTIP awards granted to them represented on average 83% of the LTIP awards granted during fiscal 2013 through 2015.

        An analysis of the LTIP equity compensation granted to our executive officers in fiscal 2015 is set forth below. More complete technical descriptions of our LTIP and 2006 equity incentive plan are contained in this proxy statement under the headings "Compensation of Directors and Executive

Officers—Executive compensation—Plan-based awards—Long-term incentive program" and "Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards—2006 equity incentive plan" below.

        Where appropriate, our compensation committee also may grant special restricted stock bonuses under our 2006 equity incentive plan to recognize special achievements relating to unique circumstances, but it did not grant any such special bonus for fiscal 2015.

  Long-term incentive program.

        Equity awards granted under our LTIP to our senior corporate leaders, practice leaders and other key revenue generators are comprised of the following types of equity awards granted under our 2006 equity incentive plan in the following proportions: 30% stock options, 30% time-vesting restricted stock unit awards, or "RSUs," and 40% performance-vesting restricted stock unit awards, or "PRSUs." For purposes of these weightings, each share subject to a stock option is treated as one-half of a share, each share by which an RSU or a PRSU is measured is treated as one share, and it is assumed that the PRSUs' target performance will be achieved. In fiscal 2015, Semler Brossy advised our compensation committee that the use of these three types of equity awards, with the most weight applying to PRSUs, was in line with the practice of our 2015 peer group.

        The equity awards comprising the grants made under our LTIP are designed to work together to achieve the program's primary objectives, namely to:

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  directly align a significant portion of the total compensation of these employees with the delivery of future value to our shareholders;

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  focus our senior corporate leaders, practice leaders and other key revenue generators on performance by directly linking their compensation to the achievement of predetermined performance goals and shareholder returns;

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  provide a competitive compensation program that has significant retention value; and

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  promote top line and bottom line growth.

        As noted above, the LTIP equity awards are comprised of stock options, RSUs and PRSUs. Equity grants under our LTIP include stock options because they motivate our senior corporate leaders, practice leaders and other key revenue generators to increase shareholder value. The four-year vesting schedule applicable to the stock options granted under our LTIP provides long-term retention value. Stock options granted under our shareholder-approved 2006 equity incentive plan are also efficient from a tax perspective because the compensation they provide is not subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

        RSUs are included in the equity grants made under our LTIP because their value is directly based on the value of our common stock, so RSUs directly align the interests of our senior corporate leaders, practice leaders and other key revenue generators with the interests of our shareholders. The four-year vesting schedule applicable to RSUs granted under our LTIP provides long-term retention value that is less dependent on our stock price than the retention value of stock options, which may be reduced if our stock price drops below the stock options' exercise price. Because RSUs vest based on time, not performance, the compensation they provide is subject to the deductibility limitations of Section 162(m).

        PRSUs are included in the equity grants made under our LTIP because the value of the award is based on our performance, over a period of one fiscal year or more, enabling us to provide longer-term compensation that motivates our senior corporate leaders, practice leaders and other key revenue generators to increase our profitability, our growth and shareholder value. The PRSUs granted under our LTIP also provide long-term retention value because the RSUs earned based upon the outcome of a PRSU's performance conditions are subject to further time-based vesting, so the entire award is paid over a four-year vesting period, regardless of the length of the PRSU's performance period. PRSUs granted under our shareholder-approved 2006 equity incentive plan are also efficient from a tax perspective because the compensation they provide is not subject to the deductibility limitations of Section 162(m).

        These stock options and shares of common stock issued pursuant to the vesting of these RSUs and PRSUs further align the interests of our senior corporate leaders, practice leaders and other key revenue generators with the interests of our shareholders because they are held subject to the share ownership requirements described in this compensation discussion and analysis under the heading "Stock ownership guidelines" below.

  LTIP awards for fiscal 2015.

        On November 12, 2015, our compensation committee granted equity awards, composed of stock options, RSUs and PRSUs, as described above, to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP. The aggregate grant date fair values of these equity awards granted to our executive officers (assuming the PRSUs' target performance will be achieved) are as follows: for Mr. Maleh, $847,213; for Mr. Holmes, $254,161; and for Mr. Lowenstein, $254,161. Accordingly, the aggregate grant date fair values of this equity compensation represented over 33% of our chief executive officer's and chief financial officer's fiscal 2015 aggregate target total compensation. This equity compensation, the value of which is tied to the value of our common stock, together with the target payments of the annual incentive cash bonuses that our executive officers were eligible to receive based on fiscal 2015 performance under our cash incentive plan, constituted over 72% of our chief executive officer's, and over 60% of our chief financial officer's, fiscal 2015 target total compensation, demonstrating our commitment to providing executive compensation that aligns the interests of our executive officers with the interests of our shareholders, rewards performance, and provides retention value.

        The PRSUs granted under our LTIP in fiscal 2015 are based on the performance over fiscal 2016 and fiscal 2017 of our consolidated non-GAAP average Adjusted EBITDA margin (including acquisitions and divestitures) and our consolidated non-GAAP cumulative annual net revenue growth (excluding acquisitions and divestitures), which aligns the interests of the LTIP participants and our shareholders by motivating the LTIP participants to consider both our growth and profitability. The consolidated non-GAAP Adjusted EBITDA margin and net revenue we will use for these purposes will be the same as the consolidated non-GAAP Adjusted EBITDA margin and net revenue we report with our financial results for the applicable measurement periods. The number of shares of our common stock potentially issuable under each of these PRSUs based on the outcome of its performance conditions ranges from a threshold of 50% of the PRSU's target payment to a maximum of 125% of the PRSU's target payment. If these PRSUs' threshold performance level is not achieved over their performance period, no payment will be made under them, mitigating the risk that the incentive compensation payable under them will not be commensurate with our actual performance. When determining these PRSUs' performance targets, our compensation committee sets goals that it believes will be challenging to achieve, based on a review of our future financial plan and general economic conditions, in order to motivate a high degree of business performance with an emphasis on longer-term financial objectives.

        The number of shares of our common stock subject to stock options, the number of shares of our common stock by which RSUs are measured, and the threshold, target and maximum number of shares of our common stock by which PRSUs are measured with respect to the LTIP equity awards granted to our executive officers in fiscal 2015 are set forth under the headings "All Other Option Awards: Number of Securities Underlying Options," "All Other Stock Awards: Number of Shares of Stock or Units," and "Estimated Future Payouts Under Equity Incentive Plan Awards," respectively, in the

"Grants of Plan-Based Awards for Fiscal 2015" table in the "Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards" section of this proxy statement below.

  Performance conditions determined for PRSUs granted in fiscal 2013.

        On March 7, 2016, our compensation committee determined the number of shares of our common stock issuable based on the outcome of performance conditions of PRSUs granted on November 19, 2013 to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP. These PRSUs' performance criteria were based on our fiscal 2014 and fiscal 2015 consolidated non-GAAP average Adjusted EBITDA margin (including acquisitions and divestitures) and consolidated non-GAAP cumulative annual net revenue growth (excluding acquisitions and divestitures). The number of shares of our common stock potentially issuable under each of these PRSUs based on the outcome of the PRSU's performance conditions, or its "performance share number," ranged from a threshold of 50% of PRSU's target payment to a maximum of 125% of the PRSU's target payment. The threshold, target and maximum performance share numbers under these PRSUs were based on threshold, target and maximum performance of 13%, 15% and 17%, respectively, for our fiscal 2014 and fiscal 2015 consolidated non-GAAP average Adjusted EBITDA margin (including acquisitions and divestitures), and 4%, 8% and 12%, respectively, for our fiscal 2014 and 2015 consolidated non-GAAP cumulative annual net revenue growth (excluding acquisitions and divestitures). Based on our consolidated non-GAAP average Adjusted EBITDA margin (including acquisitions and divestitures) for the performance period of 16.1% and our consolidated non-GAAP cumulative annual net revenue growth (excluding acquisitions and divestitures) over the performance period of 4.14%, our compensation committee determined that the performance share number payable under each of these PRSUs based on their payment matrix was 74% of the PRSU's target payment. 50% of each of these performance share numbers vested on March 7, 2016 and were paid in shares of our common stock on that date. The remaining 50% of each of these performance share numbers will vest in two equal installments on the third and fourth anniversaries of November 19, 2013. The vesting of any portion of a PRSU's performance share number is subject to the continued employment of the PRSU's recipient on the vesting date. Vested portions of a PRSU's payment share number are payable, at our election, in cash, shares of our common stock granted under our 2006 equity incentive plan or a combination of the two.

Stock ownership guidelines

        The equity awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP are subject to share ownership requirements to further promote the long-term nature of the program. The share ownership thresholds are 400% of annual base salary for our chief executive officer, 300% of annual base salary for each of our other executive officers, and 140% of annual base salary for the other LTIP participants. The equity awards that count towards these share ownership thresholds are (1) vested stock options granted under the LTIP, (2) shares of our common stock issued pursuant to vested RSUs granted under the LTIP, (3) shares of our common stock issued pursuant to vested PRSUs granted under the LTIP and (4) any shares of our common stock or vested stock options delivered to us to be held for purposes of meeting these stock ownership guidelines. If an employee is subject to our stock ownership guidelines, until his or her employment with us ends or he or she is no longer otherwise providing services for us, he or she may not exercise any stock option issued under the LTIP or delivered to us to be held for purposes of meeting the stock ownership guidelines, or sell or transfer any shares of common stock issued with respect to RSUs or PRSUs granted under the LTIP or delivered to us to be held for purposes of meeting the stock ownership guidelines (except for sales to cover withholding taxes with respect to such issuance), unless his or her share ownership threshold is met and would continue to be met after such exercise, sale or transfer. In any event, an employee subject to our stock ownership guidelines may exercise any vested stock option granted under the LTIP or delivered to us to be held for purposes of meeting the stock ownership guidelines within one year of such stock option's expiration date. For purposes of these stock ownership guidelines, shares of our common stock are valued based on the closing price of our common stock reported on the NASDAQ Global Select Market on the day prior to the applicable exercise, sale or transfer, and vested stock options are valued based on the Black-Scholes option-pricing model.

Policy on derivatives, hedging, short sales and pledging

        Our trading policies prohibit our employees, consultants and non-employee directors from (i) purchasing, selling or otherwise trading in options (including publicly traded options), puts, calls, warrants and other derivatives involving or relating to our common stock, (ii) engaging in any hedging activities with respect to our common stock, (iii) engaging in short sales or taking equivalent positions in our common stock or (iv) holding shares of our common stock in a margin account or, without the express authorization of our chief executive officer or general counsel, pledging shares of our common stock as security.

Practices regarding the grant of equity awards

        Our compensation committee has generally followed a practice of making all equity awards to our senior corporate leaders, practice leaders and other key revenue generators on a single date each year. The committee authorized all of the equity awards made in fiscal 2015 under our LTIP on November 12, 2015. We do not otherwise have any program, plan or practice related to the timing of the granting of equity awards to our executive officers as it relates to the release of material non-public information.

        All equity awards made to our senior corporate leaders, practice leaders and other key revenue generators, or to any of our other employees or directors, are currently made pursuant to our 2006 equity incentive plan. All stock options under this plan are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under the plan to be the closing price per share on the applicable date as reported by a nationally recognized stock exchange. In connection with inducement grants made to new hires outside of the 2006 equity incentive plan, we have at times granted options at strike prices significantly above the then current fair market value of our common stock, as an incentive for these new hires to participate only in very significant increases in our overall stock value. We do not otherwise have any program, plan or practice of awarding stock options, or setting the exercise price of stock options based on our stock price, on a date other than the grant date. We do not have a practice of determining the exercise price of stock option grants by using average prices (or lowest prices) of our common stock over a period preceding, surrounding or following the grant date. While our compensation committee's charter permits the committee to delegate its authority to grant equity awards in certain circumstances, all grants to employees are currently made by the committee itself and not pursuant to any delegated authority.

Perquisites and other compensation

        Our executive officers have typically received modest perquisites—mainly for parking and reimbursement for certain health and dental premiums and expenses. Except for these perquisites, our executive officers receive benefits that are comparable to the benefits provided to our other employees and pay costs and taxes on such perquisites on the same basis as our other employees. Our executive officers and other employees receive other compensation in the form of contributions to our 401(k) savings and retirement plan (described in this compensation discussion and analysis under the heading "401(k) savings plan" below) and premiums we pay for term life insurance, long-term disability insurance and accidental death and dismemberment insurance for the benefit of these employees. Our compensation committee believes that these modest perquisites and other compensation are consistent with our overall policy of providing competitive compensation designed to attract and retain our executive officers.

Clawback policies

        In April 2015, our board of directors adopted an omnibus equity and incentive compensation recovery policy. This policy enables our board of directors to seek recoupment of annual or long-term incentive cash or equity compensation (including equity awards granted under our 2006 equity incentive plan) from our current or former named executive officers in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws (excluding restatements resulting from changes to applicable accounting principles) together with a determination by our board of directors that the applicable person was, individually or with others, directly responsible for this noncompliance. The amount recoverable pursuant to this policy cannot exceed the additional compensation received by the applicable person as a result of the financial statements initially used to determine his or her compensation differing from the restated form, and no compensation can be recovered under this policy more than three years after it was paid or vested, as applicable. This policy applies to persons who served or serve as our named executive officers during or after fiscal 2015, and to annual or long-term incentive cash or equity compensation granted after April 30, 2015. Subject to these limitations, our board of directors has the full authority to determine whether to seek recovery or the amount that will be recovered under this policy in any particular instance, taking into account the facts or circumstances that it deems appropriate. Our board of directors intends to amend this policy, as necessary, to make it comply with any applicable requirements or listing standards.

        The annual incentive cash bonuses our executive officers are eligible to receive under our cash incentive plan with respect to a given fiscal year are subject to recoupment, reimbursement or forfeiture under the plan if our financial statements for that fiscal year are negatively affected by a restatement as a result of errors, omissions, or fraud.

        Our chief executive officer and chief financial officer are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires them to reimburse us for certain bonus or other incentive-based or equity-based compensation, and certain profits received on the sale of our securities, when there has been an accounting restatement due to our material noncompliance, resulting from misconduct, with any financial reporting requirement under the securities laws.

Employment agreements

        Our executive officers do not have employment agreements other than our standard employee agreements related to confidentiality, non-competition and non-solicitation. As described in this proxy statement under the heading "Compensation of Directors and Executive Officers—Executive compensation—Potential payments upon termination or change in control" below, a change in control may also trigger payments to our executive officers under our cash incentive plan, and an executive officer's death or disability may trigger acceleration of certain equity awards granted to the executive officer under our 2006 equity incentive plan, pursuant to the applicable award agreement.

401(k) savings plan

        Under our 401(k) savings plan, a tax-qualified retirement savings plan, participating employees, including our executive officers, may contribute up to 80% of regular and bonus earnings on a before-tax basis, up to the applicable calendar year limit, which was $18,000 in calendar year 2015, into their 401(k) plan accounts. Participants age 50 and over may also make catch-up contributions of up to $6,000 for calendar year 2015. In addition, under the 401(k) plan, we match an amount equal to fifty cents for each dollar contributed by participating employees on the first 6% of their regular and bonus earnings up to a maximum amount. This maximum matching amount was $7,950 in calendar year 2015. Amounts held in 401(k) plan accounts on behalf of an employee may not be withdrawn prior to the employee's termination of employment with us, total and permanent disability, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the regulations of the Internal Revenue Service. We maintain our 401(k) plan because we wish to encourage our employees to save some percentage of their cash compensation for their retirement. Our 401(k) plan permits employees to make such savings in a manner that is relatively tax efficient.

Policy on deductibility of compensation

        Section 162(m) of the Internal Revenue Code limits our tax deduction for compensation in excess of $1.0 million paid to each of our chief executive officer and our three other most highly compensated executive officers, other than our chief financial officer, in any fiscal year. Compensation that is "qualified performance-based compensation" within the meaning of Section 162(m) does not count towards this $1.0 million limit. The annual incentive cash bonuses that our named executive officers were eligible to receive for fiscal 2015 performance under our shareholder-approved cash incentive plan (excluding the components tied to the subjective individual performance goals for all of our named executive officers other than our chief executive officer), as well as the stock options and PRSUs granted to our named executive officers in fiscal 2015 under our LTIP and shareholder-approved 2006 equity incentive plan, were all intended to be qualified performance-based compensation, preserving the deductibility of the amounts paid under them. In fiscal 2015, Section 162(m) only minimally limited the deductibility of the compensation we paid to our chief executive officer, and it did not limit the deductibility of the compensation we paid to our other named executive officers.

        Our policy with respect to Section 162(m) is to make a reasonable effort to cause compensation paid to our named executive officers to be deductible by us while simultaneously providing our named executive officers with appropriate rewards for their performance. Our compensation committee may, in its discretion, defer compensation that would not be deductible under Section 162(m) and may decide to make payments to our named executive officers that are not fully deductible because of the Section 162(m) limitation.

Compensation committee report

        The compensation committee has reviewed and discussed with management the contents of the compensation discussion and analysis set forth above. Based on this review and discussion, the committee recommended to our board of directors that the above compensation discussion and analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the fiscal year ended January 2, 2016.

The compensation committee
William Schleyer (Chair) Thomas Avery Rowland Moriarty Thomas Robertson

Compensation policies and practices as they relate to risk management

        Our compensation committee has reviewed our compensation programs, discussed the concept of risk as it relates to our compensation programs, and considered various mitigating factors. Based on these reviews and discussions, the committee does not believe that our compensation programs encourage excessive or inappropriate risk-taking. Some of the reasons leading to the committee's conclusion are as follows:

  •
  The compensation we pay to our senior corporate leaders, practice leaders and other key revenue generators consists of both fixed and variable components. The fixed portion is designed to provide steady income regardless of our common stock's performance, so that these employees do not focus solely on our stock performance to the detriment of other important business metrics. The equity compensation paid to our senior corporate leaders, practice leaders and other key revenue generators through our LTIP is designed to reward long-term performance. For example, the stock options and RSUs granted under our LTIP vest in equal annual installments over a period of four years, and the PRSUs granted under our LTIP are linked to our performance over periods of one to four years. The proportions of salary, annual incentive cash bonuses, and equity compensation are designed to ensure that our senior corporate leaders, practice leaders and other key revenue generators are properly motivated without being encouraged to take unnecessary or excessive risks.

  •
  The performance criteria underlying the PRSUs granted under our LTIP to our senior corporate leaders, practice leaders and other key revenue generators are based on performance criteria related to our consolidated non-GAAP net revenue growth and consolidated non-GAAP Adjusted EBITDA margin, which encourages these employees to focus on growth and efficiency, and discourages risk-taking focused on improving only one of these measures of our performance because such a focus would ultimately harm our stock price and thus the value of their equity awards. There is no payment under any of these awards if the award's threshold performance levels are not achieved, and each award contains a pre-determined maximum payment, which mitigates risk by making it less likely that the payout on any given award will not correspond to performance. Finally, the mix of equity awards, and the performance criteria applicable to PRSUs granted, under our LTIP apply to all of our senior corporate leaders, practice leaders and other key revenue generators, creating a consistent compensation risk profile across our business.

  •
  The financial performance criteria underlying the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2015 performance under our cash incentive plan (other than components of annual incentive cash bonuses linked directly to the executive officer's sourced revenue) are based on non-GAAP consolidated net revenue and Adjusted EBITDA measures, encouraging our executive officers to focus on growth and efficiency. These awards had pre-determined maximum payouts and used a relatively flat one-to-one leverage curve for adjusting the payments for performance that missed or exceeded the awards' performance targets, which reduced the risk that payouts under the awards would not correspond to performance. Most important, our compensation committee could exercise its discretion to reduce or eliminate the payment made under any of these awards, regardless of the amount resulting from the award's payment formula.

  •
  We have adopted stock ownership guidelines with respect to equity awards made under our LTIP, which further motivates our senior corporate leaders, practice leaders and other key revenue generators to consider our long-term performance.

  •
  We have adopted compensation recovery policies, which further mitigates the risk that payment under performance awards will not be aligned with our actual performance.

  •
  Our compensation committee has generally followed a practice of making all equity awards under our LTIP on a single date each year, so the equity component of our compensation program cannot be timed or coordinated with the release of material information.

  •
  Except with respect to the 30% component of the annual incentive cash bonuses that our named executive officers (other than our chief executive officer) were eligible to receive for fiscal 2015 performance tied to subjective individual performance goals, the amounts earned under these annual incentive cash bonuses granted under our shareholder-approved cash incentive plan, and the PRSUs granted to our named executive officers under our LTIP and shareholder-approved 2006 equity incentive plan, are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code in order to preserve the deductibility of the amounts payable under them. The outcome and payments of these awards are certified to, and approved by, our compensation committee.

  •
  Our compensation committee has sought and received the advice of a compensation consultant engaged by it regarding certain of our compensation practices and policies and the structure and design of our compensation programs. Our committee determined that this consultant, which provided services only as directed by the committee and had no other relationship with us during fiscal 2015, is independent from us and that the services provided to us by it in fiscal 2015 raised no conflicts of interest.

Executive compensation

Summary compensation

        The following table provides a summary of all compensation earned with respect to fiscal 2015 by Paul Maleh, our president and chief executive officer, Chad Holmes, our chief financial officer, executive vice president and treasurer, and Arnold Lowenstein, our chief strategy officer and executive vice president, the only person other than our chief executive officer and chief financial officer who served as one of our executive officers during fiscal 2015. The persons listed in this table are sometimes referred to as our "named executive officers."

        The compensation received by our executive officers in fiscal 2015 consisted of the following: base salary; non-equity incentive plan awards in the form of annual incentive cash bonuses that our executive officers were eligible to receive for 2015 performance under our cash incentive plan; long-term incentive equity awards in the form of stock options, time-vesting restricted stock unit awards, or "RSUs," and performance-vesting restricted stock unit awards, or "PRSUs," based on fiscal 2016 and fiscal 2017 performance, all granted under our long-term incentive program, or "LTIP," and our 2006 equity incentive plan; and modest perquisites and other compensation. The structure of these annual incentive cash bonuses, and the determination by our compensation committee on March 7, 2016 of the amounts payable under them, are described in this proxy statement under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Annual incentive cash bonuses" above. The structure of these stock options, RSUs and PRSUs are described in this proxy statement under the headings "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Long-term incentive equity compensation" above and "Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards—Long-term incentive program" below. Further analysis and information about our executive officers' fiscal 2015 compensation is set forth in this proxy statement under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis" above.

 Summary Compensation Table for Fiscal 2015

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)(6)	Total ($)
Paul Maleh	2015	660,000	—		654,941	192,272	750,000		23,685	2,280,898
President, chief executive	2014	600,000	—		1,041,962	183,615	950,000		21,218	2,796,795
officer and director	2013	600,000	—		559,390	201,606	740,000		33,186	2,134,182
Chad Holmes	2015	350,000	—		196,478	57,683	225,000		9,616	838,777
Chief financial officer, executive	2014	296,923	220,000	(7)	203,256	68,856	—		9,466	798,501
vice president and treasurer
Arnold Lowenstein	2015	400,000	—		196,478	57,683	165,000	(8)	23,685	842,846
Chief strategy officer and	2014	400,000	—		270,988	91,808	250,000		21,563	1,034,359
executive vice president	2013	400,000	—		279,695	100,803	370,000	(9)	22,688	1,173,186

(1)
Amounts reflect the aggregate grant date fair values of restricted stock, RSU awards, and PRSU awards, as applicable, made in the specified fiscal periods to the applicable executive officers under our 2006 equity incentive plan. Specifically, in fiscal 2013, the applicable executive officers were granted, on November 19, 2013, RSUs and PRSUs based on fiscal 2014 and fiscal 2015 performance under our LTIP; in fiscal 2014, each executive officer was granted, on November 20, 2014, RSUs and PRSUs based on fiscal 2015 and fiscal 2016 performance under our LTIP, and our compensation committee granted a bonus of shares of restricted stock to Mr. Maleh on February 25, 2014; and in fiscal 2015, each executive officer was granted, on November 12, 2015, RSUs and PRSUs based on fiscal 2016 and fiscal 2017 performance under our LTIP. These grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, based on the closing market price of our common stock on the date of grant. In addition, the grant date fair value of each PRSU was computed based on the probable outcome of its performance conditions. Additional details on our accounting for share-based compensation can be found in note 1, "Summary of Significant Accounting Policies—Share-Based Compensation," and note 11, "Share-Based Compensation," to our consolidated financial statements in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2016.

(2)
The grant date fair values of the PRSUs based on fiscal 2016 and 2017 performance granted in fiscal 2015 to the applicable executive officers under our LTIP, assuming the maximum payment under each award is made, are as follows: for Mr. Maleh, $467,802; for Mr. Holmes, $140,332; and for Mr. Lowenstein, $140,332. The grant date fair values of the PRSUs based on fiscal 2015 and 2016 performance granted in fiscal 2014 to our executive officers under our LTIP, assuming the maximum payment under each award is made, are as follows: for Mr. Maleh, $387,125; for Mr. Holmes, $145,157; and for Mr. Lowenstein, $193,563. The grant date fair values of the PRSUs based on fiscal 2014 and 2015 performance granted in fiscal 2013 to the applicable executive officers, assuming the maximum payment under each award is made, are as follows: for Mr. Maleh, $399,557; and for Mr. Lowenstein, $199,788. These grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, based on the closing market price of our common stock on the date of grant.

(3)
The amounts reflect the aggregate grant date fair values of stock options granted in the specified fiscal periods to the applicable executive officers under our LTIP and 2006 equity incentive plan. These grant date fair values were computed in accordance with ASC Topic 718, using the Black-Scholes option-pricing model. In fiscal 2015, this model was based on the following weighted-average assumptions: expected life–4.5 years; forfeiture rate–1.1%; expected volatility–39.03%; risk-free interest rate–1.39%; and no expected dividends. In fiscal 2014, this model was based on the following weighted-average assumptions: expected life–5.0 years; forfeiture rate–4.0%; expected volatility–43.03%; risk-free interest rate–1.62%; and no expected dividends. In fiscal 2013, this model was based on the following weighted-average assumptions: expected life–5.0 years; forfeiture rate–4.5%; expected volatility–46.88%; risk-free interest rate–1.37%; and no expected dividends. Additional details on accounting for share-based compensation can be found in note 1, "Summary of Significant Accounting Policies—Share-Based Compensation," and note 11, "Share-Based Compensation," to our consolidated financial statements in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2016.

(4)
The amounts shown represent amounts earned in respect of the annual incentive cash bonuses based on performance measured over the specified fiscal periods granted to the applicable executive officers under our cash incentive plan. The amounts earned on the annual incentive cash bonuses for fiscal 2015 performance were determined by our compensation committee on March 7, 2016.

(5)
For fiscal 2015, the amounts shown represent other compensation in the form of contributions to our 401(k) savings and retirement plan on behalf of each of our executive officers and premiums we paid for term life insurance, long-term disability insurance and accidental death and dismemberment insurance for the benefit of our executive officers, as well as the perquisites and other personal benefits described in footnote (6) below.

(6)
For fiscal 2015, the amounts shown for our executive officers (other than Mr. Holmes) include our aggregate incremental cost of the following perquisites and other personal benefits paid to our executive officers: parking and reimbursement for certain health and dental premiums and expenses. For fiscal 2015, compensation in the form of perquisites and other personal benefits has been omitted for Mr. Holmes because the total value of perquisites and other personal benefits paid to him in fiscal 2015 was less than $10,000.

(7)
Represents the discretionary bonus received by Mr. Holmes for fiscal 2014. Mr. Holmes was promoted to our chief financial officer, executive vice president and treasurer in November 2014.

(8)
Includes the $20,190 formula payment amount, determined by our compensation committee on March 7, 2016, of the revenue sourcing component of Mr. Lowenstein's annual incentive cash bonus for fiscal 2015 performance based upon the revenue sourced by Mr. Lowenstein in fiscal 2015.

(9)
Includes the $50,000 formula payment amount, determined by our compensation committee on March 18, 2014, of the revenue oversight component of Mr. Lowenstein's annual incentive cash bonus for fiscal 2013 performance based upon the revenue we generated from his key clients in fiscal 2013.

Plan-based awards

        The plan-based awards granted to our executive officers in fiscal 2015 consisted of (1) annual incentive cash bonuses that our executive officers were eligible to receive based on fiscal 2015 performance under our cash incentive plan and (2) stock options, time-vesting restricted stock unit awards, or "RSUs," and performance-vesting restricted stock unit awards, or "PRSUs," based on fiscal 2016 and fiscal 2017 performance, granted to our senior corporate leaders (including our executive officers), practice leaders and other key revenue generators on November 12, 2015 under our long-term incentive program, or "LTIP," and our 2006 equity incentive plan. For further analysis of the structure of these annual incentive cash bonuses and the LTIP awards granted in fiscal 2015, see the disclosure under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis" above. Our cash incentive plan, our LTIP and our 2006 equity incentive plan, are described below.

Cash incentive plan

        Our cash incentive plan authorizes the grant of performance-based incentive awards to our executive officers and other salaried employees. The plan is designed to facilitate the granting of performance awards to our named executive officers intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, which may preserve the deductibility of amounts paid under the awards. A performance award granted under the plan is payable only to the extent certain performance targets, based on performance criteria specified by our compensation committee, are achieved in the relevant measurement period. These performance targets can be based on objective financial performance criteria, including, but not limited to, revenue; net revenue; revenue growth; earnings before interest, taxes, depreciation and amortization; funds from operations; funds from operations per share; operating income; operating income growth; operating cash flow; net income; net income growth; pre- or after-tax income; cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available from operations; net earnings; earnings per share; earnings per share growth; return on equity; return on assets; share price performance; total shareholder return; total shareholder return growth; economic value added; improvement in cash flow; and confidential business unit objectives. These performance targets may also be based on performance criteria in the form of individual or other goals specified by our compensation committee. Only awards based on or limited by objective financial performance criteria may be qualified performance-based compensation.

        The performance criteria, performance targets and payment formulas of performance awards granted to our executive officers under our cash incentive plan must generally be determined within the first 90 days of the applicable performance period in order to be qualified performance-based compensation. The period on which the performance underlying these performance awards is based must be at least a fiscal year or longer. The maximum amount payable to any executive officer in a given fiscal year under performance awards granted under the plan is $8,000,000. This maximum is prorated for executive officers who do not participate in our cash incentive plan for the entire fiscal year.

        After the completion of the performance period over which a performance award granted to an executive officer under our cash incentive plan is based, our compensation committee reviews our performance and the performance of the executive officer over the performance period, and then determines and certifies to in writing the extent to which the executive officer has achieved the objective performance criteria applicable to the performance award and the appropriate amount, if any, to be paid to the executive officer with respect to the performance award. Regardless of the amount determined by the payment formula applicable to any performance award, the committee may exercise its discretion, based on whatever criteria it determines appropriate, to reduce or eliminate the payment made under the performance award compared to the award's payment formula amount. The criteria used by our compensation committee as the basis for any such exercise of its discretion may, but need not be, set forth in the applicable performance award's terms and conditions. The payment of any performance award under our cash incentive plan is generally made shortly following the certification with respect to such award mentioned above. Performance awards issued under our cash incentive plan are payable in cash, shares of our common stock or any combination of the two at the discretion of our compensation committee. The recipient of a performance award may receive payment under the award only if he or she is an employee on the last day of the performance period over which the performance award is based, unless our compensation committee exercises its discretion to make prorated payments to former or retired employees or to a deceased employee's estate.

        All awards issued under our cash incentive plan with respect to a given fiscal year are subject to recoupment, reimbursement or forfeiture under the plan if our financial statements for that fiscal year are negatively affected by a restatement as a result of errors, omissions or fraud, and as otherwise described under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Clawback policies" above.

        Our cash incentive plan was initially approved by our shareholders in 2007 and was re-approved by our shareholders in 2012. Our cash incentive plan must be approved by our shareholders every five years so that performance awards granted to our named executive officers under the plan may be qualified performance-based compensation. Our cash incentive plan is currently effective until the 2017 annual meeting of our shareholders (or any special meeting in lieu thereof).

Annual incentive cash bonuses for fiscal 2015

        On April 3, 2015, our compensation committee determined the performance criteria, performance targets and payment formulas of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2015 performance under our cash incentive plan, which are described above under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Annual incentive cash bonuses." The target and maximum amounts payable under these annual incentive cash bonuses are also reported under the heading "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" in the "Grants of Plan-Based Awards for Fiscal 2015" table below. On March 7, 2016, our compensation committee determined the amounts to be paid in respect of these annual incentive cash bonuses, as further described above under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Annual incentive cash bonuses—Amounts paid with respect to fiscal 2015 annual incentive cash bonuses." These amounts are also reported in the "Summary Compensation Table for Fiscal 2015" above under the heading "Non-Equity Incentive Plan Compensation."

Long-term incentive program

        In 2009, our compensation committee approved our long-term incentive program, or "LTIP," which sets a framework for grants of equity awards under our 2006 equity incentive plan to our senior corporate leaders, practice leaders and other key revenue generators. Technical details regarding the structure of the equity instruments granted under our LTIP are described below. For further analysis and information regarding our LTIP and the equity instruments granted under it, see the section of this proxy statement above entitled "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Long-term incentive equity compensation."

        The equity awards that comprise the grants made under our LTIP are stock options, time-vesting restricted stock units, or "RSUs," and performance-vesting restricted stock units, or "PRSUs," which have the following features:

  •
  Stock options.  30% of each award granted under our LTIP consists of a non-statutory stock option granted under our 2006 equity incentive plan. For purposes of this 30% weighting, each share of our common stock subject to the stock option is treated as one-half of a share. These stock options vest over a period of four years in equal annual installments, beginning on the first anniversary of the date of grant. Like all stock options granted under our 2006 equity incentive plan, stock options granted under our LTIP have a seven-year term, are granted with an exercise price equal to the fair market value of our common stock on the date of grant, and may have their exercise prices reduced only with the approval of our shareholders. We have been advised that stock options granted under our shareholder-approved 2006 equity incentive plan may be qualified performance-based compensation, and, as a result, may not be subject to Section 162(m)'s deductibility limitations.

  •
  RSUs.  30% of each award granted under our LTIP consists of RSUs, measured in shares of our common stock, granted under our 2006 equity incentive plan. For purposes of this 30% weighting, each share of our common stock by which an RSU is measured is treated as one share. These RSUs vest over a period of four years in equal annual installments, beginning on the first anniversary of the date of grant. Vested RSUs are payable, at our election, in cash, shares of our common stock or any combination of the two. RSUs granted under our LTIP are subject to the deductibility limitations of Section 162(m).

  •
  PRSUs.  40% of each award granted under our LTIP consists of PRSUs, measured in shares of our common stock, granted under our 2006 equity incentive plan. For purposes of this 40% weighting, each share of our common stock by which a PRSU is measured is treated as one share and it is assumed that the PRSU's target performance will be achieved. PRSUs are payable based on the extent that certain performance targets are achieved over a performance period of at least one fiscal year. Each PRSU has a threshold, target and maximum performance level and payment amount, and if a PRSU's threshold performance level is not achieved over the PRSU's performance period, no payment is made under the PRSU. Historically, the performance criteria for these PRSUs have been based on average operating margin and revenue growth metrics determined over the performance period. The performance criteria and payment formula for the PRSUs granted to our executive officers in fiscal 2015 are described above under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—LTIP awards for fiscal 2015." Generally, the amount payable under a PRSU vests as follows. After the end of the PRSU's performance period, our compensation committee determines the number of shares of our common stock potentially issuable under the PRSU based on the outcome of its performance conditions, or its "performance share number." On the date of this determination, 25% of the performance share number automatically vests for each anniversary of the PRSU's grant date that has occurred on or prior to this determination date. The remainder of the performance share number vests in increments of 25% of the performance share number on each subsequent anniversary of the PRSU's grant date until the performance share number is fully vested on the fourth anniversary of the PRSU's grant date. The vesting of any portion of a PRSU's performance share number is subject to the continued employment of the PRSU's recipient on the vesting date. Vested portions of a PRSU's performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two. We have been advised that PRSUs granted under our LTIP and shareholder-approved 2006 equity incentive plan may be qualified performance-based compensation and, as a result, may not be subject to Section 162(m)'s deductibility limitations.

        All stock options, and shares of common stock issued pursuant to the vesting of RSUs and PRSUs, granted under our LTIP are held subject to our stock ownership guidelines described above in this proxy statement under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Stock ownership guidelines."

LTIP awards granted in fiscal 2015

        On November 12, 2015, our compensation committee granted equity awards under our LTIP to our senior corporate leaders (including our executive officers), practice leaders and other key revenue generators, as further described above under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Long-term incentive equity compensation—LTIP awards for fiscal 2015." The number of shares of our common stock subject to these stock options, the number of shares of our common stock by which these RSUs are measured, and the threshold, target and maximum number of shares of our common stock by which these PRSUs are measured, are also set forth under the headings "All Other Option Awards: Number of Securities Underlying Options," "All Other Stock Awards: Number of Shares of Stock or Units," and "Estimated Future Payouts Under Equity Incentive Plan Awards," respectively, in the "Grants of Plan-Based Awards for Fiscal 2015" table below.

2006 equity incentive plan

        All equity awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP are issued under our 2006 equity incentive plan, which is administered by our compensation committee. Our 2006 equity incentive plan provides for the following types of equity awards:

  •
  options to purchase shares of our common stock intended to qualify as "incentive stock options," as defined in section 422 of the Internal Revenue Code;

  •
  nonqualified options, which are stock options that do not qualify as incentive stock options;

  •
  restricted stock awards consisting of shares of our common stock subject to restrictions;

  •
  restricted stock unit awards consisting of the contractual right to receive shares of our common stock in the future contingent on the completion of service and/or the achievement of performance or other objectives;

  •
  performance awards, including performance-vested restricted stock unit awards, consisting of the right to receive payment of cash and/or shares of our common stock on the achievement of predetermined performance targets; and

  •
  other stock-based awards in the form of stock purchase rights, stock appreciation rights, unrestricted shares of our common stock, and awards valued in whole or in part by or otherwise based on our common stock.

        All of the shares issued under our 2006 equity incentive plan or by which awards granted under the plan are measured are shares of our authorized but unissued common stock. The maximum number of shares issuable under the plan is currently 4,874,000, consisting of the following:

  •
  500,000 shares initially reserved for issuance under our 2006 equity incentive plan,

  •
  1,000,000 shares reserved for issuance under our 2006 equity incentive plan based on shares that were or became available under 1998 incentive and nonqualified stock option plan after we adopted our 2006 equity incentive plan on April 21, 2006,

  •
  210,000 shares approved by our shareholders at the 2008 annual meeting of our shareholders,

  •
  1,464,000 shares approved by our shareholders at the 2010 special meeting in lieu of annual meeting of our shareholders, and

  •
  1,700,000 shares, consisting of the 2,500,000 shares approved by our shareholders at the 2012 special meeting in lieu of annual meeting of our shareholders reduced by the 800,000 shares cancelled by our board of directors on April 22, 2016, as reported in the current report on Form 8-K that we filed on April 27, 2016.

        The plan adjusts the maximum number of shares issuable under the plan if we effect a capital readjustment or pay a stock dividend without receiving compensation in return. Whenever any outstanding award under the plan expires or terminates other than by exercise or payment in shares of our common stock, the corresponding shares of common stock may again be the subject of plan awards. Each share of our common stock issued pursuant to an award granted on or after April 30, 2010 under the plan, other than a stock option, counts as 1.83 shares against the maximum number of shares issuable under our 2006 equity incentive plan, as does any restricted stock unit or performance award granted on or after April 30, 2010 under the plan to the extent that shares of our common stock are used for measurement purposes. The maximum aggregate number of shares of common stock that may be subject to awards granted under our 2006 equity incentive plan to a single recipient in any calendar year is 150,000.

        Our 2006 equity incentive plan was first approved by our shareholders in 2006, and re-approved by our shareholders in 2008, 2010 and 2012.

The grants of plan-based awards table for fiscal 2015

        The following table provides further information regarding the grants of plan-based awards described above to our executive officers during fiscal 2015.

Grants of Plan-Based Awards for Fiscal 2015

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards							All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)
							Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/sh)
													Grant Date Fair Value ($)(5)
Name	Type of Award(1)	Grant Date(2)	Target ($)		Maximum ($)		Threshold (#)	Target ($ or #)	Maximum ($ or #)
Paul Maleh	CIB	4/3/2015	900,000		1,638,000		—	—	—	—	—	—	—
	OPT	11/12/2015	—		—		—	—	—	—	26,086	21.52	192,272
	RSU	11/12/2015	—		—		—	—	—	13,043	—	—	280,686
	PRSU	11/12/2015	—		—		8,695	17,391	21,738	—	—	—	374,255
Chad Holmes	CIB	4/3/2015	275,000		500,500		—	—	—	—	—	—	—
	OPT	11/12/2015	—		—		—	—	—	—	7,826	21.52	57,683
	RSU	11/12/2015	—		—		—	—	—	3,913	—	—	84,208
	PRSU	11/12/2015	—		—		2,608	5,217	6,521	—	—	—	112,270
Arnold Lowenstein	CIB	4/3/2015	246,444	(3)	364,000	(3)	—	—	—	—	—	—	—
	OPT	11/12/2015	—		—		—	—	—	—	7,826	21.52	57,683
	RSU	11/12/2015	—		—		—	—	—	3,913	—	—	84,208
	PRSU	11/12/2015	—		—		2,608	5,217	6,521	—	—	—	112,270

(1)
For purposes of this column, (a) "CIB" means an annual incentive cash bonus that the applicable executive officer was eligible to receive based on fiscal 2015 performance under our cash incentive plan, (b) "OPT" means a stock option granted under our LTIP and 2006 equity incentive plan, (c) "RSU" means a time-vesting restricted stock unit award measured in shares of our common stock granted under our LTIP and 2006 equity incentive plan, and (d) "PRSU" means a performance-vesting restricted stock unit award measured in shares of our common stock granted under our LTIP and 2006 equity incentive plan.

(2)
The grant date of each equity award is the same as the date such award was approved by our compensation committee. None of our executive officers paid any amount to us as consideration for any award disclosed in this table.

(3)
As discussed in the section of this proxy statement entitled "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Annual incentive cash bonuses" above, the annual incentive cash bonus Mr. Lowenstein was eligible to receive for fiscal 2015 performance had an additional revenue sourcing component with no target or maximum payment. The target amount reported for Mr. Lowenstein's fiscal 2015 annual incentive cash bonus in the table above equals the $200,000 overall target payment for the components of his cash incentive bonus linked to our overall corporate performance and his subjective individual performance goals, plus a representative payment amount of $46,444 for the revenue sourcing component of the award, determined based on the revenue sourced by Mr. Lowenstein in fiscal 2014. The maximum amount reported for Mr. Lowenstein's annual incentive cash bonus in the table above is the maximum overall payment for the components of his cash incentive bonus linked to our overall corporate performance and his subjective individual performance goals. The revenue sourcing component of Mr. Lowenstein's fiscal 2015 annual incentive cash bonus is not included in the maximum amount reported in the table above because the component had no pre-determined maximum, as there was no pre-determined limit on the revenue that Mr. Lowenstein might source in fiscal 2015.

(4)
Table does not reflect any shares of our common stock issued in fiscal 2015 with respect to the vesting in fiscal 2015 of RSUs or PRSUs granted prior to fiscal 2015 under our LTIP to our executive officers. These shares are reported in the "Option Exercises and Stock Vested during Fiscal 2015" table below.

(5)
The grant date fair value was computed in accordance with ASC Topic 718, excluding with respect to RSUs and PRSUs the estimated effect of any forfeitures, based on the closing market price of our common stock on the date of grant. In addition, the grant date fair values of the PRSUs were computed based on the probable outcome of the awards' performance conditions, and the grant date fair values of stock options were estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected life—4.5 years; forfeiture rate—1.1%; expected volatility—39.03%; risk-free interest rate—1.39%; and no expected dividends.

Outstanding equity awards

        The following table provides information regarding outstanding equity awards held by our executive officers on January 2, 2016.

 Outstanding Equity Awards at End of Fiscal 2015

		Option Awards					Stock Awards
Name	Type of Award(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(11)
Paul Maleh	RS	—	—		—	—	1,250	(2)	23,313	—		—
	RS	—	—		—	—	16,311	(3)	304,201	—		—
	OPT	19,909	—		21.43	11/8/2017	—		—	—		—
	OPT	19,200	—		21.91	11/14/2018	—		—	—		—
	OPT	12,973	12,973	(4)	18.48	11/19/2020	—		—	—		—
	OPT	3,750	11,250	(5)	30.97	11/20/2021	—		—	—		—
	OPT	—	26,086	(6)	21.52	11/12/2022	—		—	—		—
	RSU	—	—		—	—	6,487	(4)	120,983	—		—
	RSU	—	—		—	—	5,625	(5)	104,907	—		—
	RSU	—	—		—	—	13,043	(6)	243,252	—		—
	PRSU	—	—		—	—	—		—	21,621	(8)	403,232
	PRSU	—	—		—	—	—		—	12,500	(9)	233,125
	PRSU	—	—		—	—	—		—	21,738	(10)	405,414
Chad Holmes	OPT	2,088	—		24.11	10/28/2016	—		—	—		—
	OPT	2,489	—		21.43	11/8/2017	—		—	—		—
	OPT	2,400	—		21.91	11/14/2018	—		—	—		—
	OPT	1,621	1,622	(4)	18.48	11/19/2020	—		—	—		—
	OPT	1,406	4,219	(5)	30.97	11/20/2021	—		—	—		—
	OPT	—	7,826	(6)	21.52	11/12/2022	—		—	—		—
	RSU	—	—		—	—	811	(4)	15,126	—		—
	RSU	—	—		—	—	2,110	(5)	39,352	—		—
	RSU	—	—		—	—	3,913	(6)	72,978	—		—
	PRSU	—	—		—	—	—		—	2,702	(8)	50,392
	PRSU	—	—		—	—	—		—	4,687	(9)	87,413
	PRSU	—	—		—	—	—		—	6,521	(10)	121,617
Arnold Lowenstein	OPT	7,466	—		21.43	11/8/2017	—		—	—		—
	OPT	9,600	—		21.91	11/14/2018	—		—	—		—
	OPT	6,486	6,487	(4)	18.48	11/19/2020	—		—	—		—
	OPT	1,875	5,625	(5)	30.97	11/20/2021	—		—	—		—
	OPT	—	7,826	(6)	21.52	11/12/2022	—		—	—		—
	RSU	—	—		—	—	3,243	(4)	60,482	—		—
	RSU	—	—		—	—	2,813	(5)	52,463	—		—
	RSU	—	—		—	—	3,913	(6)	72,978	—		—
	PRSU	—	—		—	—	—		—	10,811	(8)	201,625
	PRSU	—	—		—	—	—		—	6,250	(9)	116,563
	PRSU	—	—		—	—	—		—	6,521	(10)	121,617

(1)
For purposes of this column, (a) "RS" means restricted stock granted under our 2006 equity incentive plan, but not our LTIP, (b) "OPT" means a stock option granted under our LTIP and 2006 equity incentive plan, (c) "RSU" means a time-vesting restricted stock unit award, measured in shares of our common stock, granted under our LTIP and 2006 equity incentive plan, and (d) "PRSU" means a performance-vesting restricted stock unit award granted under our LTIP and 2006 equity incentive plan, measured in shares of our common stock, for which the performance conditions were not determined as of the end of fiscal 2015. The vesting of any portion of an RSU or PRSU is subject to the continued employment of the award recipient on the vesting date. Vested portions of any RSU or PRSU are payable, at our election, in cash, shares of our common stock or a combination of the two.

(2)
These shares vested on March 23, 2016.

(3)
5,437 of these shares vested on February 25, 2016, and the remainder will vest in two equal annual installments beginning on February 25, 2017.

(4)
These stock options or RSUs, as applicable, will vest in two equal annual installments beginning on November 19, 2016.

(5)
These stock options or RSUs, as applicable, will vest in three equal annual installments beginning on November 20, 2016.

(6)
These stock options or RSUs, as applicable, will vest in four equal annual installments beginning on November 12, 2016.

(7)
The market values of these unvested shares of restricted stock and unvested RSUs are based on the closing market price of our common stock on December 31, 2015, the last trading date of fiscal 2015, of $18.65.

(8)
Amounts represent the maximum number of shares of our common stock that can be issued under PRSUs based on our fiscal 2014 and 2015 performance granted on November 19, 2013 to our executive officers. As further described in this proxy statement above under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Long-term incentive equity compensation—Performance conditions determined for PRSUs granted in fiscal 2013," on March 7, 2016, our compensation committee determined the number of shares of common stock, or "performance share number," that vested for these PRSUs. 50% of each of these performance share numbers vested on the date of that determination and was paid in shares of our common stock. The remaining 50% of each of these performance share numbers will vest in two equal installments on the third and fourth anniversaries of November 19, 2013. Vested portions of these performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two.

(9)
Amounts represent the maximum number of shares of our common stock that can be issued under PRSUs based on our fiscal 2015 and 2016 performance granted on November 20, 2014 to our executive officers. Our compensation committee will determine the actual number of shares of our common stock potentially issuable in respect of these PRSUs based on the outcome of their performance conditions, or their "performance share numbers," in the first quarter of fiscal 2017. 50% of each of these performance share numbers will vest on the date of that determination, and the remaining 50% of each of these performance share numbers will vest in two equal installments on the third and fourth anniversaries of November 20, 2014. Vested portions of these performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two.

(10)
Amounts represent the maximum number of shares of our common stock that can be issued under PRSUs based on our fiscal 2016 and 2017 performance granted on November 12, 2015 to our executive officers. Our compensation committee will determine the actual number of shares of our common stock potentially issuable in respect of these PRSUs based on the outcome of their performance conditions, or their "performance share numbers," in the first quarter of fiscal 2018. 50% of each of these performance share numbers will vest on the date of that determination, and the remaining 50% of each of these performance share numbers will vest in two equal installments on the third and fourth anniversaries of November 12, 2015. Vested portions of these performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two.

(11)
The market values of these PRSUs are based on the closing market price of our common stock on December 31, 2015, the last trading date of fiscal year 2015, of $18.65, assuming that the maximum number of shares of our common stock issuable under the PRSUs will be issued.

Option exercises and vesting of stock

        The following table provides information regarding the exercise of stock options by our executive officers during fiscal 2015 and the vesting of our executive officers' restricted stock awards, time-vesting restricted stock unit awards, or "RSUs," and performance-vesting restricted stock awards, or "PRSUs," during fiscal 2015. For each executive officer, the number of shares reported as having vested in fiscal 2015 under the heading "Number of Shares Acquired on Vesting" in the table below consists of (i) shares of restricted stock issued to Mr. Maleh under our 2006 equity incentive plan, but not our LTIP, that vested on February 25, 2015 and March 23, 2015, and (ii) shares of our common stock issued under our LTIP and 2006 equity incentive plan upon the vesting on November 14, 2015, November 19, 2015 and November 20, 2015 of RSUs issued under our LTIP.

        The shares of common stock issued pursuant to the vesting of the RSUs and PRSUs are held subject to our stock ownership guidelines described in this proxy statement under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Stock ownership guidelines" above.

Option Exercises and Stock Vested during Fiscal 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Paul Maleh	—	—	14,205	368,448
Chad Holmes	—	—	1,409	31,258
Arnold Lowenstein	—	—	3,759	82,724

(1)
The value realized on the vesting of shares of restricted stock and the issuance of shares of our common stock with respect to the vesting of RSUs and PRSUs is based on the following closing market prices of our common stock on the respective dates of vesting or, where applicable, the last trading date before the vesting date: $30.23 on February 25, 2015; $30.91 on March 23, 2015; $21.60 on November 13, 2015; $22.00 on November 19, 2015; and $22.54 on November 20, 2015.

Potential payments upon termination or change in control

        The agreements described below provide for payments to the applicable executive officer, as well as the acceleration of the vesting of certain equity awards held by the executive officer, in the event that the executive officer's employment with us is terminated in certain circumstances or that we undergo a change in control.

Cash incentive plan

        In fiscal 2015, each of our executive officers was eligible to receive an annual incentive cash bonus based on fiscal 2015 performance under our cash incentive plan. Under this plan, upon the occurrence of a "change of control," each of these bonuses is paid out as if the effective date of the change of control were the last day of the applicable performance period and all performance goals had been attained, unless provision is made in connection with the change of control for (1) the assumption of all previously granted awards or (2) the substitution of such performance awards with commensurate new awards covering stock of the successor corporation or its parent or subsidiary.

        Under our cash incentive plan, "change of control" means (1) we merge with or into or consolidate with another corporation, unless our outstanding voting securities immediately prior to the change of control continue to represent, either by remaining outstanding or conversion into voting securities of the entity surviving the change of control, at least 50% of our combined voting power or of the combined voting power of the entity surviving the change of control; or (2) we liquidate or sell substantially all of our assets.

Stock option agreements

        As of the last business day of fiscal 2015, each of our executive officers held unvested stock options issued under our 2006 equity incentive plan and our LTIP. Each of these stock options is subject to a stock option agreement that provides for the full vesting of all unvested stock options subject to the agreement on the applicable executive officer's death or termination of providing services for us due to disability (as determined by us in our sole discretion).

Restricted stock and restricted stock unit agreements

        As of the last business day of fiscal 2015, Mr. Maleh held unvested shares of restricted stock granted under our 2006 equity incentive plan, but not our LTIP, and each of our executive officers held unvested time-vesting restricted stock unit awards, or "RSUs," issued under our 2006 equity incentive plan and our LTIP. Each of these grants is subject to a restricted stock agreement or a restricted stock unit agreement, as applicable. Each of these agreements provides for the full vesting of all unvested shares of restricted stock or RSUs subject to the agreement on the applicable executive officer's death or termination of providing services for us due to disability (as determined by us in our sole discretion).

Restricted stock unit for performance agreements

        As of the last business day of fiscal 2015, each of our executive officers held unvested performance-vesting restricted stock unit awards, or "PRSUs," issued under our 2006 equity incentive plan and our LTIP. Each of these grants is subject to a restricted stock unit for performance agreement that provides for acceleration of vesting on the applicable executive officer's death or termination of providing services for us due to disability (as determined by us in our sole discretion). For a PRSU for which the number of shares potentially issuable based on the outcome of the PRSU's performance conditions, or "performance share number," has not yet been determined, the amount accelerated is the prorated target performance share number under the PRSU based on the portion of the PRSU's performance period that has been completed as of the applicable executive officer's death or disability. For a PRSU for which the performance share number has been determined, the amount accelerated is the then unvested portion of the performance share number.

        The table below summarizes the payments that our executive officers would receive, as well as the value of the acceleration of the vesting of equity awards held by them, under the agreements described above in connection with certain hypothetical terminations or changes in control as of December 31, 2015, the last business day of fiscal 2015. This table assumes that the hypothetical change in control would be a "change of control" for purposes of our cash incentive plan and that the applicable annual incentive cash bonuses would neither be assumed nor substituted for in the change in control. This table also assumes that the hypothetical disability would be a disability for purposes of our stock option agreements, restricted stock agreements, restricted stock unit agreements and restricted stock unit for performance agreements.

Potential Payments Upon Termination or Change in Control as of 12/31/2015

	Management Performance Award ($)(1)	Stock Options ($)(2)	Restricted Stock ($)(3)	Restricted Stock Units ($)(4)	Performance Restricted Stock Units ($)(5)	Total Payment upon Termination or Change in Control ($)
Paul Maleh
Change in Control	900,000	—	—	—	—	900,000
Death/Disability	—	2,205	327,513	469,141	415,839	1,214,698
Chad Holmes
Change in Control	275,000	—	—	—	—	275,000
Death/Disability	—	276	—	127,454	75,290	203,020
Arnold Lowenstein
Change in Control	200,000	—	—	—	—	200,000
Death/Disability	—	1,103	—	185,922	207,929	394,954

(1)
Amounts represent target payouts under annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2015 performance under our cash incentive plan. The amounts actually to be paid with respect to these bonuses were determined by our compensation committee on March 7, 2016, and are reported above in the "Summary Compensation Table for Fiscal 2015" under the heading "Non-Equity Incentive Plan Compensation."

(2)
Amounts represent the spread value of the full acceleration of vesting of stock options granted under our 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the last business day of fiscal 2015. These unvested stock options are reported as awards of type "OPT" in the "Outstanding Equity Awards at End of Fiscal 2015" table above under the heading "Number of Securities Underlying Unexercised Options (#) Unexercisable." The value of this acceleration is based on the applicable stock option's exercise price and the closing market price of our common stock on December 31, 2015, the last business day of fiscal 2015, of $18.65.

(3)
Amounts represent the value of the full acceleration of vesting of shares of restricted stock granted under our 2006 equity incentive plan and held by the applicable executive officer as of the last business day of fiscal 2015. These unvested shares of restricted stock are reported as awards of type "RS" in the "Outstanding Equity Awards at End of Fiscal 2015" table above under the heading "Number of Shares or Units of Stock That Have Not Vested." The value of this acceleration was determined based on the closing market price of our common stock on December 31, 2015, the last business day of fiscal 2015, of $18.65.

(4)
Amounts represent the value of the full acceleration of vesting of RSUs granted under our 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the last business day of fiscal 2015. These unvested RSUs are reported as awards of type "RSU" in the "Outstanding Equity Awards at End of Fiscal 2015" table above under the heading "Number of Shares or Units of Stock That Have Not Vested." The value of this acceleration was determined based on the closing market price of our common stock on December 31, 2015, the last business day of fiscal 2015, of $18.65.

(5)
Amounts represent the value of (1) the full acceleration of vesting of PRSUs granted under our 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the end of fiscal 2015 with performance periods consisting of fiscal 2014 and fiscal 2015, assuming target performance, and (2) 50% acceleration of PRSUs granted under our 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the end of fiscal 2015 with performance periods consisting of fiscal 2015 and fiscal 2016, assuming target performance. These unvested PRSUs are reported as awards of type "PRSU" in the "Outstanding Equity Awards at End of Fiscal 2015" table above under the heading "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested." The value of this acceleration was determined based on the closing market price of our common stock on December 31, 2015, the last business day of fiscal 2015, of $18.65. Amounts do not include any acceleration value of PRSUs granted under our 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the end of fiscal 2015 with performance periods consisting of fiscal 2016 and fiscal 2017. These PRSUs would not have accelerated on the last business day of fiscal 2015 because their performance period, fiscal 2016 and 2017, did not begin until after the last business day of fiscal 2015.

PROPOSAL TWO:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures). This advisory vote is commonly referred to as a "say-on-pay" vote. At the special meeting in lieu of annual meeting of our shareholders held on May 18, 2011, a majority of our shareholders voted, on an advisory basis, in favor of our holding say-on-pay votes on an annual basis and, as reported in our current report on Form 8-K filed on May 20, 2011, our board of directors has decided to hold a say-on-pay vote every year until the next required advisory vote on the frequency of the say-on-pay vote at the 2017 annual meeting of our shareholders. Accordingly, our next say-on-pay vote after the special meeting will occur at the 2017 annual meeting of our shareholders (or any special meeting held in lieu thereof).

        As described in greater detail in the section of this proxy statement entitled "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Executive summary" above, we seek to closely align the interests of our executive officers with the interests of our shareholders. Our compensation committee has carefully designed our executive officer compensation program to provide competitive compensation to our executive officers that rewards them for the achievement of short-term and long-term strategic and operational goals, and the achievement of increased total shareholder return, while at the same time avoiding encouraging unnecessary or excessive risk-taking. We encourage you to carefully review the compensation discussion and analysis above for a complete discussion of the factors underlying the structure of our executive officer compensation program.

        We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures).

        This vote is advisory, which means that this vote on executive compensation will not be binding on us, our board of directors or our compensation committee. Nonetheless, our compensation committee will consider the outcome of this vote in deciding whether to take any action as a result of this vote and when making future executive officer compensation decisions. A majority of the votes properly cast at the special meeting will be necessary to approve this proposal.

        Accordingly, we are asking our shareholders to vote for the following resolution at the special meeting:

          "VOTED, that, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement filed by CRA International, Inc. on April 29, 2016, pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures) be, and it hereby is, approved."

        Our board of directors recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

 EQUITY COMPENSATION PLANS

        The following table provides information, as of January 2, 2016, regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

Equity Compensation Plan Information as of End of Fiscal 2015

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#) (c)
Equity compensation plans approved by shareholders	1,755,275	(1)	23.00	(2)	262,434	(3)
Equity compensation plans not approved by shareholders	150,000	(4)	50.00		50,000	(4)
Total	1,905,275		26.36		312,434	(3)

(1)
Amount reported consists of (x) the following equity awards granted under our shareholder approved 2006 equity incentive plan and outstanding as of the end of fiscal 2015: 1,044,278 shares underlying stock option awards, 251,970 shares underlying time-vesting restricted stock unit awards, and 446,527 shares underlying performance-vesting restricted stock unit awards (assuming target performance will be achieved) for which the performance conditions had not been determined as of the end of fiscal 2015, and (y) 12,500 shares underlying stock options granted under our shareholder approved 1998 incentive and nonqualified stock option plan and outstanding as of the end of fiscal 2015. The number of shares underlying these performance-vesting restricted stock unit awards assuming that their highest level of performance will be achieved is 558,159.

(2)
Amount reported is the weighted-average exercise price of the 1,056,778 stock options reported in column (a).

(3)
Amount reported consists of (in the top row of the table) or includes (in the bottom row of the table) 50,657 shares of common stock reserved for future issuance under our 2006 equity incentive plan and 211,777 shares of common stock reserved for future issuance under our 1998 employee stock purchase plan, which is a tax-qualified plan under Section 423 of Internal Revenue Code.

(4)
Amount reported consists of shares underlying stock options granted (in the first column of the table) or available (in the last column of the table) under our 2009 nonqualified inducement stock option plan, which is not a shareholder approved plan. Additional details on our 2009 nonqualified inducement stock option plan can be found in note 11, "Share Based Compensation," to our consolidated financial statements in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2016.

REPORT OF THE AUDIT COMMITTEE

        Our firm's board of directors appointed an audit committee to, among other things, monitor the integrity of our firm's consolidated financial statements, our firm's system of internal controls, and the independence and performance of our firm's internal auditors and independent registered public accountants. The audit committee also selects our firm's independent registered public accountants. The audit committee is governed by a written charter adopted by our firm's board of directors. A current copy of the audit committee charter is available through the Investor Relations page of our website at www.crai.com.

        The audit committee currently consists of three non-employee directors. Each member of the audit committee is "independent" within the meaning of the rules of the NASDAQ Stock Market.

        Our firm's management is responsible for the firm's financial reporting process, including its system of internal controls, and for the preparation of the firm's consolidated financial statements in accordance with generally accepted accounting principles. Our firm's independent registered public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the field of accounting, auditing or auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by our firm's management and independent registered public accountants.

        In fulfilling our oversight responsibilities, we discussed with representatives of Ernst & Young LLP, or "EY," our firm's independent registered public accountants for fiscal 2015, the overall scope and plans for their audit of our firm's consolidated financial statements for fiscal 2015. We met with them, with and without our firm's management present, to discuss the results of their audits and their evaluations of our firm's internal controls and the overall quality of our firm's financial reporting. We reviewed and discussed our firm's audited consolidated financial statements for fiscal 2015 with our firm's management and independent registered public accountants.

        In addition, during the course of fiscal 2015, our firm's management completed the documentation, testing and evaluation of our firm's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We were kept apprised of the progress of this evaluation and provided oversight to our firm's management during the process. In connection with this oversight, we received periodic updates provided by our firm's management and EY at each appropriate scheduled audit committee meeting. At the conclusion of the process, our firm's management provided us with, and we reviewed, a report on the effectiveness of our firm's internal control over financial reporting. We also reviewed the report of our firm's management contained in our firm's annual report on Form 10-K for the fiscal year ended January 2, 2016, filed with the SEC, as well as EY's Report of Independent Registered Public Accounting Firm included in our firm's annual report on Form 10-K for the fiscal year ended January 2, 2016 related to its audit of (i) our firm's consolidated financial statements and (ii) the effectiveness of our firm's internal control over financial reporting. We continue to oversee our firm's efforts related to its internal control over financial reporting and our firm's management's preparations for the evaluation in fiscal 2016.

        We discussed with our firm's independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including a discussion of our firm's accounting principles, the application of those principles, and the other matters we were required to discuss with our firm's independent registered public accountants under generally accepted auditing standards. In addition, we received from our firm's independent registered public accountants a letter containing the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board and discussed the disclosures with them, as well as other matters relevant to their independence from our firm's management and our firm. In evaluating the independence of our firm's independent registered public accountants, we considered the fact that all audit-related services, tax services and other services for fiscal 2015 were pre-approved by the audit committee, which determined that such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission's rules on auditor independence.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in our firm's audit committee charter, we recommended to our firm's board of directors that our firm's audited consolidated financial statements for fiscal 2015 be included in our firm's annual report on Form 10-K for fiscal 2015 filed on March 4, 2016.

The audit committee Robert Holthausen (Chair) William Concannon Nancy Hawthorne

PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Overview

        Proposal Three concerns the ratification of the appointment by our audit committee of Ernst & Young LLP, or "EY," to be our independent registered public accountants for our fiscal year ending December 31, 2016.

        Under rules of the Securities and Exchange Commission and the NASDAQ Stock Market, appointment of our independent registered public accountants is the direct responsibility of our audit committee. Although ratification of this appointment by our shareholders is not required by law, our board of directors believes that seeking shareholder ratification is a good practice that provides shareholders an avenue to express their views on this important matter.

        Our audit committee has reappointed EY as our independent registered public accountants for our fiscal year ending December 31, 2016. Our board of directors recommends that shareholders vote to ratify the appointment. If our shareholders do not ratify the appointment of EY, our audit committee may, but is not required to, reconsider its decision. In any case, our audit committee may, in its discretion, appoint new independent registered public accountants at any time during the year if it believes that such change would be in our best interest and the best interest of our shareholders. We expect that representatives of EY will be present at the special meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from shareholders.

Change in independent registered public accountants

        As reported in the current report on Form 8-K we filed on June 11, 2014, prior to that date our audit committee conducted a competitive process to determine our independent registered public accountants. As a result of this process, on June 6, 2014, we engaged Ernst & Young LLP, or "EY," as our independent registered public accountants. On the same date, we dismissed KPMG LLP, or "KPMG," as our independent registered public accountants, effective immediately. During the two fiscal years ended December 28, 2013 and the subsequent interim period through June 6, 2014, neither we nor anyone on our behalf consulted EY regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K. This change of our independent registered public accountants was approved by our audit committee.

        During the two fiscal years ended December 28, 2013 and the subsequent interim period through June 6, 2014, there were no: (1) "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for a material weakness in our internal control over financial reporting as of our fiscal year ended December 28, 2013. As disclosed in Item 9A of our annual report on Form 10-K for our fiscal year ended December 28, 2013, our president and chief executive officer and our chief financial officer concluded that our internal controls were not sufficiently complete and comprehensive to ensure that our income tax accounting and reporting for income taxes were complete and accurate. Our audit committee discussed this material weakness in our internal control over financial reporting with KPMG, and authorized KPMG to respond fully to the inquiries of EY concerning this material weakness.

        The audit report of KPMG on our consolidated financial statements as of and for the year ended December 28, 2013 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG on the effectiveness of internal control over financial reporting as of December 28, 2013 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's report indicates that we did not maintain effective internal control over financial reporting as of December 28, 2013 because of the effect of the aforementioned material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness related to the accounting and reporting for income taxes has been identified and included in management's assessment.

        KPMG furnished us with a letter addressed to the Securities and Exchange Commission indicating that it agrees with the foregoing statements, except for certain statements with respect to which KPMG is not in a position to agree or disagree. A copy of this letter was filed as Exhibit 16.1 to the current report on Form 8-K we filed on June 11, 2014.

        The audit report of EY on our consolidated financial statements as of and for the year ended January 3, 2015 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. As disclosed in our annual report on Form 10-K for our fiscal year ended January 3, 2015, our president and chief executive officer and our chief financial officer concluded that our internal controls were not sufficiently complete and comprehensive to ensure that our accounting and reporting for non-routine compensation arrangements (for example, share-based compensation) were complete and accurate and that there was inadequate and ineffective analysis and review of the documentation and calculations supporting our non-routine compensation arrangements (for example, share-based compensation). The audit report of EY on the effectiveness of internal control over financial reporting as of January 3, 2015 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that EY's report indicates that we did not maintain effective internal control over financial reporting as of January 3, 2015 because of the effect of the aforementioned material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness related to the accounting and reporting for non-routine compensation arrangements (for example, share-based compensation) has been identified and included in management's assessment.

        Our board of directors recommends that you vote FOR the proposal to ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accountants for fiscal 2016.

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees and Services

        The following is a summary of the fees for professional services rendered by Ernst & Young LLP, or "EY," our current registered independent public accountants, for the fiscal years ended January 2, 2016 and January 3, 2015.

Fee category	Fiscal 2015	Fiscal 2014
Audit fees	1,903,478	1,529,000
Audit-related fees	—	—
Tax fees	189,407	203,572
All other fees	1,550	43,328

Total fees	2,094,435	1,775,900

Audit fees

        Audit fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the integrated audit of our annual financial statements and the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements. Audit fees also include fees for services that are normally provided in connection with statutory and regulatory financial statement filings.

Audit-related fees

        In fiscal 2015 and fiscal 2014, EY did not perform any other assurance or related services for us that were reasonably related to the performance of the audit or review of our financial statements, except as disclosed under the heading "Audit fees" above.

Tax fees

        In fiscal 2015, EY performed tax services that were pre-approved by our audit committee, which determined that such services would not impair the independence of the auditor and were consistent with the Securities and Exchange Commission's rules on auditor independence. In fiscal 2014, certain tax compliance and tax consultation services performed by EY were performed prior to their appointment in June 2014 as our current registered independent public accountants. Subsequent to their appointment as our registered independent public accountants, EY performed tax services in fiscal 2014 that were pre-approved by our audit committee, which determined that such services would not impair the independence of the auditor and were consistent with the Securities and Exchange Commission's rules on auditor independence.

All other fees

        In fiscal 2015, we incurred fees related to our subscription to the EY audit and accounting standards research tool. EY did not perform any other services for us in fiscal 2015 other than disclosed under the headings "Audit fees" and "Tax Fees" above. In fiscal 2014, all other services performed by EY were performed prior to their appointment in June 2014 as our current registered independent public accountants.

Pre-approval policies and procedures

        At present, our audit committee approves each engagement for audit or non-audit services before we engage our independent registered public accountants to provide those services. However, our audit committee has delegated to the chairman of the committee the authority to pre-approve audit and non-audit services that the chairman determines in good faith would not impair the independence of our independent registered public accountants. The chairman of our audit committee must notify the other members of the committee of any audit or non-audit service that he pre-approves under this delegation of authority. Any other audit and non-audit services require pre-approval by the entire audit committee.

        Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accountants to provide any specified services with only an obligation to notify the committee of the engagement for those services. None of the services provided by EY for fiscal 2015 was obtained in reliance on the waiver of the pre-approval requirement permitted by SEC regulations.

 SHAREHOLDER PROPOSALS

        Shareholder proposals for inclusion in our proxy materials relating to the 2017 annual meeting of our shareholders must be received by us at our executive offices no later than January 24, 2017 or, if the date of that meeting is more than 30 calendar days before or after July 20, 2017, a reasonable time before we begin to print and send our proxy materials with respect to that meeting.

        In addition, our by-laws provide that a shareholder desiring to bring business before any meeting of shareholders or to nominate any person for election to our board of directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered or mailed to and received at our principal executive offices not less than 60 days nor more than 90 days before the annual meeting, must describe the business to be brought before the meeting, and must provide specific information about the proposing shareholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. If we hold a special meeting in lieu of the 2017 annual meeting of our shareholders before May 1, 2017, and if we give less than 70 days' notice or prior public disclosure of the date of that special meeting, then the shareholder's notice must be delivered or mailed to and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mail notice of the date of the special meeting and (2) the day on which we publicly disclose the date of the special meeting. If we hold the 2017 annual meeting of our shareholders on May 1, 2017, in order to bring an item of business before the meeting in accordance with our by-laws, a shareholder must deliver the requisite notice of that item of business to us between January 31, 2017 and March 2, 2017.

AVAILABLE INFORMATION

        Shareholders of record on May 11, 2016 will receive this proxy statement and our annual report to shareholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

NNNNNNNNNNNN . NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR the listed nominees as Class III Directors and FOR Proposals 2 and 3. + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Paul Maleh 02 - William Schleyer 03 - Thomas Avery For Against Abstain ForAgainst Abstain 2. To approve, on an advisory basis, the compensation paid to CRA’s named executive officers, as disclosed in the proxy statement for the 2016 meeting of its shareholders. 3. To ratify the appointment of Ernst & Young LLP as CRA’s independent registered public accountants for the fiscal year ending December 31, 2016. Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. NNNNNNN C 1234567890 J N T 7 7 2 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 2 7 02BYGB NNNNNNNNN C B A Special Meeting Proxy Card X IMPORTANT SPECIAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy - CRA International, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CRA INTERNATIONAL, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 and 3. Proxy for Special Meeting in lieu of Annual Meeting of Shareholders to be held on July 20, 2016 The undersigned shareholder of CRA International, Inc. (“CRA”), revoking all prior proxies, hereby appoints Paul Maleh and Chad Holmes, and each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of CRA that the undersigned is entitled to vote at the Special Meeting in lieu of Annual Meeting of Shareholders of CRA to be held at CRA’s offices in the John Hancock Tower, 200 Clarendon Street, 10th Floor, Boston, Massachusetts, on Wednesday, July 20, 2016, beginning at 8:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting in lieu of Annual Meeting dated April 29, 2016, and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Special Meeting in lieu of Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.